               Pages where confidential treatment has been requested are stamped "Confidential Treatment Requested. The redacted material has been separately filed with the Commission." The redacted portions are indicated by a "(*)."

                                                                    Exhibit 10.3

                                  CLEARINGHOUSE
                         BILLING AND COLLECTION SERVICES
                               OPERATING CONTRACT

     This Contract ("Contract"), effective as of January 3, 19 94, is entered
                                                ----------    ---
into by and between Telco Development Group. Inc. (herein referred to as "IXC"),
                    -----------------------------
and BellSouth Telecommunications, Inc. (herein referred to as "Company"), a Georgia corporation and subsidiary of BellSouth Corporation. IXC and the Company are hereinafter collectively referred to as the "Parties."

     WHEREAS, Company has offered intrastate billing and collection services under state Access Service Tariffs in Company's operating territory; and Company is offering similar services for interstate billing and collection services under this Contract; and

     WHEREAS, said state tariffs give a general description of the intrastate services and establish rates for intrastate services, but there are also various services offered on an "individual case basis" ("ICB") which must be tailored to the needs of the subscriber to these services; and

     WHEREAS, this Contract gives a general description of the interstate services and establishes rates for interstate services, and allows for various services to be offered on an "individual case basis" ("ICB") which must be tailored to the needs of the subscriber to these services; and

     WHEREAS, there are operational details and procedures which are not provided in the state tariffs; and

     WHEREAS, Company shall perform billing and collection services under the state tariffs and this Contract; and

     WHEREAS, IXC has entered or shall enter into contracts with other entities (herein referred to as "Customers") to act as a clearinghouse for such Customers with respect to the provision of billing and collection services; and

     WHEREAS, IXC desires to subscribe to Company's billing and collection services:

     NOW, THEREFORE, in consideration of the terms and conditions contained herein, Company and IXC hereby covenant and mutually agree as follows:

1.    SCOPE OF THIS CONTRACT AND RELATIONSHIP TO OTHER DOCUMENTS

     A. This Contract shall be construed in accordance with and supports Section E8 of State Company Access Service Tariffs (collectively, "the State Tariffs") which deal with the provision of billing and collection services (services by Company to interexchange carriers. It also supports all other portions of such State Tariffs and any other tariffs referenced therein in said Section E8. as they may be modified from time to time. All terms used herein which are defined in the State Tariffs shall have the same meaning herein. For such purposes, all references to "IC" in the State Tariffs shall mean IXC and Customers.

     B. It is expressly understood and acknowledged that the intrastate Services are provided pursuant to and under the terms and Tariffs in effect from time to time. In the event of any conflict between this Contract and the State Tariffs, the State Tariffs regarding intrastate traffic shall prevail.

     C. It is also expressly understood and acknowledged that the interstate Services are provided pursuant to and under the terms, conditions. rates and charges as set forth in Exhibit A which is hereby made a part At this Contract. The rates offered on an ICB shall be negotiated separately and contracted for under individual cover. In the event of any conflict between this contract and the Interstate Access Tariffs, the Interstate Tariffs shall prevail.

     D. It is also expressly understood and acknowledged that only messages carried by IXC and/or Customers shall be covered by this Contract. Furthermore, IXC shall not submit messages to Company if such messages are not covered by this Contract.

2.    DETARIFFING OF THE SERVICES

      Should it be determined by any appropriate regulatory or other authority that any or all of the Services should no longer be offered under State Tariffs and provided that it is otherwise permissible, the Parties agree to comply with and continue this Contract for such Services under the terms and conditions of Exhibit A.

3.    GENERAL DESCRIPTION OF SERVICES TO BE PURCHASED

     A.   IXC shall purchase Bill Processing without Inquiry in accordance with
                                             -------
          the State Tariffs and this Contract for 5 years, beginning with the
                                                  -
          effective date of this Contract.

     B. For interstate Services, the Parties agree to contact each other three months before the expiration of this Contract to discuss continuing such Services and to negotiate the terms and conditions under which such interstate Services shall continue to be provided.

     C. Inquiry and Message Investigation, when provided under this Contract, are coterminous with Bill Processing Service regardless of initial order date; the expiration date of these Services shall be that of Bill Processing.

     D. IXC and Customers shall record and rate traffic originating on their facilities. The rated messages which IXC desires Company to bill shall be sorted by IXC by Company Billing Revenue Accounting Office and delivered to Company in Exchange Message Interface (EMI) format, via a mutually agreeable medium. All messages delivered to Company shall be on an "as processed" basis and shall normally represent traffic for more than one cycle.

     E. IXC shall associate each Customer's messages with the sub-CIC of the end user perceived provider of the service being billed, as assigned by IXC.

     F. Should the Company be authorized by the appropriate regulatory bodies to impose a late payment charge on end users, it may do so; such revenue is considered part of the collection process and shall be retained solely by the Company. This late payment charge may apply to interstate and intrastate end user charges.

4.    PURCHASE OF ACCOUNTS RECEIVABLE

      As stated in the State Tariffs and/or Exhibit A, the Company shall purchase from IXC its accounts receivable and/or accounts receivable of Customers that arise from bills rendered by Company to the end user (the "Accounts Receivable"), subject to recourse. IXC warrants that (1) IXC has title to the Accounts Receivable purchased by Company, or (2) IXC's Customers have title to the Accounts Receivable purchased by Company and IXC has the authority, as agent for and on behalf of Customers, to sell and convey all such Accounts Receivable to Company. IXC agrees and Customers have agreed, or shall agree prior to sending any messages to Company for processing not to assign, transfer, sell, exchange or give the Accounts Receivable to any other entity or person, and such assignment, transfer, sale, exchange, or gift is null and void.

     A. In accordance with State Tariffs, the estimated uncollectible factor for both interstate and intrastate data shall be 3 %. The uncollectible factor for both interstate and intrastate shall be adjusted in accordance with the State Tariff and Exhibit A.

5.    COLLECTIONS AND TREATMENT

      In collecting amounts due for services provided by IXC and Customers, the Company shall use its then existing collections, treatment, and (where authorized by the appropriate regulatory authority) denial of service procedures. IXC shall be notified promptly of any significant changes to the presently existing procedures. Company shall provide reports that allow IXC to monitor total adjustments amounts.

6.    OPERATING PROCEDURES

     A. The Company will communicate to IXC its existing operating procedures for the following:

          (1)   Inquiry Service.
          (2)   Data Transfer or Data Transmission.
          (3)   Accounts receivable settlements.
          (4)   Accounting and Management reports.
          (5)   Payments.
          (6)   Audits.

          These procedures are subject to change, and such changes will be communicated to IXC in a timely manner.

     B. It is understood that it is not the intent of the Parties for Company to become involved in disputes between IXC or Customers and end users. Consequently, the procedures for Inquiry Service shall specifically provide that at any time in the collection process, after 30 days notice to IXC, utilizing existing Company procedures, Company may remove a disputed IXC and/or Customer charge from an end user's bill and deduct that amount from IXC's and/or Customer's receivables as applicable If IXC and/or Customer chooses to continue to pursue the collection of that amount, it shall be IXC's and/or Customer's sole responsibility to do so and the Company shall have no liability therefor.

 7.   TAXES

     A. IXC shall file, to the extent permitted by law, all returns for federal, state or local sales, use, excise, gross receipts or other taxes or tax-like fees imposed on or with respect to services provided by IXC and/or Customers and pay or remit all such taxes and other items to the imposing authority. All such taxes, foreign state taxes, and other items are referred to as

     "Taxes". In addition. the Company shall furnish IXC the information necessary for IXC to file its tax returns. Such information shall not include foreign state taxes which IXC should compute before passing rated messages to the Company for billing. Such information necessary for tax return purposes shall be provided to IXC according to the current schedule and in currently used format.

B. IXC shall be solely responsible for determining and advising the Company in writing of details of Taxes to be calculated and billed or collected by the Company in connection with services provided by IXC and/or by Customers. Company shall not be entitled to retain or receive from IXC any statutory fee or share of Taxes to which the person collecting such Taxes is entitled under applicable law. IXC shall give the Company reasonable written notice of Tax billing changes, and the Company shall make a reasonable effort to implement such changes within forty-five (45) days. IXC shall hold the Company harmless from any liability arising during the 45-day period in which the Company is implementing Tax billing changes. Company shall apply Taxes to end user bills for services rendered by IXC and/or by Customers using the same information and the same procedures applicable to services rendered by Company. unless otherwise informed by IXC and mutually agreed to by the parties.


C IXC agrees to pay and hold the Company harmless from and against any liability or loss resulting from any Taxes, penalties. interest, additions to Taxes. surcharges or other charges payable by the Company as a result of
     (i) delay or failure by IXC and/or Customers or failure by IXC and/or Customers for any reason, to pay any Taxes or other such items or file any return or other information as required by law or this Contract, (ii) the Company's compliance with this Contract or with any determination or direction by or advice of IXC or correctly using information provided by IXC in performing any Tax-related Service hereunder, or (iii) in the absence of any such direction by IXC in this Contract or otherwise, the Company's failure to take any action with respect to any Taxes which are the subject of the Contract, unless such inaction constitutes willful misconduct or gross negligence. Such indemnity shall be provided to the Company on an aftertax basis. If IXC disagrees that any Taxes are payable by the Company, or disagrees with an assessment of any additional Taxes, penalty, addition to tax, surcharge or interest due by the Company as a result of the Company's performance of any obligation under this Contract, or disagrees with a determination that an additional charge is applicable to the Company's billing to IXC for Services under this Contract, IXC shall, at its option and expense (including, if required by law, payment of any such assessment prior to final resolution of the issue) and subject to the Company's review and concurrence, have the right to seek administrative relief, a ruling, judicial review (original and appellate level) or other appropriate review as to the applicability of any such Taxes or additional charge or to protest any assessment and direct any legal challenge to such assessment, but shall be liable for any Taxes or additional charge, penalty, surcharge and interest ultimately determined to be due. The Company shall receive a copy of all filings in any such proceeding, protest or legal challenge, all rulings issued in connection therewith and all correspondence between the IXC and the taxing authority. The Company shall, when requested by IXC and at IXC's expense, cooperate or participate with IXC in any such proceeding, protest or legal challenge and may participate, at its own expense, in any such proceeding, protest or legal challenge. It is understood that the Company shall calculate state and/or local Taxes for intrastate messages that are billed in the state in which the call was made and for interstate messages which originate or terminate in the billing state. The Company's determination of Tax is expressly adopted by the IXC as its own determination of Tax.

D. The Company shall use for the tax status of IXC's and Customer's end users such information as may be in the Company's possession regarding tax exemptions of end users and services related to IXC and Customers. IXC may review information relating to an end user's exemption status and request that Company verify the exempt status contained in Company records.

8.    CONFIDENTIALITY AND PUBLICITY

     A. All IXC business-sensitive and competitive information disclosed by IXC to the Company during the negotiation of this Contract, as well as information generated during the performance of the Services contemplated herein are proprietary and confidential to IXC. Company shall use the same standard of care to protect such information of IXC as it uses to protect its own similar confidential and proprietary information unless such information was previously known to Company free of any obligation to keep it confidential, or has been or is subsequently made public by IXC or a third party.

     B. Unless otherwise required by applicable law or regulatory agency, each Party agrees that it shall not, without the prior written consent of the other Party, make any news release, public announcement, or denial or confirmation of the whole or any part of their agreement which names the other Party, except that IXC may inform Customers about the Parties' relationship and describe the provisions set forth herein which affect Customers (for Customer's internal circulation only).

     C. The parties acknowledge that this Contract contains both Parties, and, except to the extent otherwise provided in this Agreement, agree to limit distribution of the Contract to those individuals in their respective organizations, and in their affiliated companies, with a need to know the contents of the Contract. The Company may disclose or provide copies of all or part of this Contract to meet the requirements of a court, regulatory body or government agency having jurisdiction over the Company.

9.    TRADEMARKS, TRADE NAMES AND SERVICE MARKS

     A. IXC agrees to submit to the Company all advertising, sales promotion, press releases and other publicity matters relating to the Contract or the services performed by the Company under the State Tariffs or this Contract wherein the corporate or trade names, logos, trademarks or service marks of BellSouth Corporation or any of its affiliated companies are mentioned or language from which the connection of said names or trademarks therewith may be inferred or implied; and IXC further agrees not to publish or use such advertising, sales promotions, press releases or publicity matters without Company's prior written approval.

B. Subject to the terms of this Contract, the Company grants to IXC a nonexclusive, nontransferable license to use the Company's billing services service mark (hereinafter "Mark"), a copy of which will be provided to IXC upon request.

     IXC acknowledges the ownership of the Mark in the Company's parent, BellSouth Corporation ("BellSouth"), agrees that it shall do nothing inconsistent with such ownership and that all use of the Mark by IXC shall inure to the benefit and be on behalf of BellSouth Corporation and Company.

C. IXC agrees to use the Mark only in the form and manner and with appropriate legends as prescribed from time to time by Company. IXC further agrees not to use any other trademark, trade name or service mark in combination with the Mark without prior written approval of Company.

D. IXC agrees that an advanced copy of all promotion material, advertising, signs and other publicity matters (hereinafter collectively referred to as "Materials") containing the Mark shall be submitted to Company for approval at least thirty (30) days before use. Company reserves the right to approve or deny the appearance, placement and wording of IXC's Materials containing any of the Marks. If Company does not respond within thirty days, IXC may consider the Material approved.

E. Upon expiration or termination of this Agreement, IXC agrees to immediately discontinue all use of the Mark and any term confusingly similar thereto, to destroy all printed materials bearing any of the Mark, and that all rights in the Mark and the goodwill associated therewith shall remain the property of telephone Company.

     F. IXC shall notify the Company of any unauthorized use of the Mark or any mark confusingly similar thereto by others promptly as it comes to IXC's attention. The Company shall have the sole right to engage in infringement or unfair competition proceedings involving the Mark, and IXC shall cooperate fully in the prosecution or defense by the Company of any such proceedings.

     G. The parties acknowledge that IXC is not an agent, partner, joint venturer, distributor or subcontractor of the Company in the provision of the Service and that IXC is wholly responsible for any obligations or liabilities arising in the conduct of its business. IXC further acknowledges that it assumes any and all risks associated with IXC's use of the Mark and that BellSouth makes no representations or warranties regarding BellSouth's ownership of, the validity of, or the enforceability of the Mark. IXC agrees to indemnify, defend, and hold the Company and its affiliated companies harmless against all claims, suits, costs, damages, expenses, attorneys fees and judgments arising out of or alleged to arise out of IXC's use of the Mark, performance under this Agreement, provision of the Service or conduct of its business.

     H. No licenses, express or implied, are granted by either party to the other, except as provided hereunder.

10.   SOFTWARE

      Company or its contractors or agents may develop specifications, drawings, documentation, concepts, methods, techniques, processes, adaptations and ideas including, but not limited to, software (hereinafter "Software") for the purpose of rendering Services to IXC under this Contract. Unless otherwise agreed by authorized representatives of the Parties, in writing, in advance of the creation of the Software, the Company shall own all right, title and interest, including copyright, in and to the Software.

11.   ASSIGNMENT

      Neither Party shall assign any right, obligation or duty, in whole or in part, or any other interest hereunder, without the written consent of the other Party, under the restrictions detailed in Exhibit A.

12.   AMENDMENTS; WAIVERS

      This Contract or any part thereof or any Attachments hereto may be modified or additional provisions may be added by written agreement signed by or on behalf of both Parties. No such amendments or waiver and no consent to any default under this Contract shall be effective unless the same shall be in writing and signed by or on behalf of the Party against whom such amendment, waiver or consent is claimed. In addition, failure to strictly enforce any term, right or condition of this Contract shall not be construed as a waiver of such term, right or condition.

13.   DENIAL OF END USER SERVICE AUTHORIZATION

      IXC authorizes the Company to disconnect end user services for non-payment in accordance with established Company procedures and the rules and regulations of the appropriate regulatory agencies.

14.   AUTHORIZATION TO CONDUCT BUSINESS

     A. IXC and Customers shall comply with the provisions of all applicable federal, state, county and local laws, ordinances, orders, tariffs, regulations and codes. IXC and Customer shall jointly and severally indemnify the Company for, and defend the Company against, any loss or damage sustained because of IXC's and/or any Customer's noncompliance.

     B. IXC shall obtain and keep current federal, state, and local licenses or approvals that may be required to carry the traffic or otherwise conduct the business for which Company is billing hereunder, and shall require Customers to obtain and keep current all such necessary licenses or approvals. IXC shall obtain and keep current all federal, state and local licenses or approvals and comply with other such regulations as may be applicable for IXC to merge call detail records for other carriers and serve as a data clearinghouse or otherwise conduct business which is related to Company billing hereunder. Such other business specifically includes, but is not limited to, operator services. IXC is solely and fully responsible to Company for any damages incurred due to breach of this obligation. COPIES OF ALL REQUIRED LICENSES AND APPROVALS OBTAINED BY IXC AND CUSTOMERS SHALL BE FURNISHED TO THE Company UPON EXECUTION OF THIS CONTRACT OR IF ISSUED DURING THE TERM OF THIS CONTRACT, WITHIN THIRTY (30) DAYS OF ISSUANCE. IF IXC ENTERS INTO AN AGREEMENT WITH CUSTOMER DURING THE TERM OF THIS CONTRACT, ALL REQUIRED LICENSES AND APPROVALS OBTAINED BY CUSTOMER SHALL BE FURNISHED TO Company WITHIN THIRTY (30) DAYS OF THE EXECUTION OF SUCH AGREEMENT.

     C. Company shall obtain and keep current all federal, state and local licenses or approvals or comply with other such regulations as may be applicable to the billing and collection Services performed by Company hereunder.

     D. Warranty: IXC warrants that it has full authority to enter into the terms and conditions herein on its own behalf and on behalf of Customers.

15.   INDIVIDUAL MEMBER OBLIGATION

     A. To the extent any obligation herein is agreed upon by IXC, that obligation shall be retained by IXC, and is also flowed automatically through to each

          Customer. Further, with respect to any action taken by or on behalf of an individual Customer by the Company, IXC and Customer shalt jointly and severally indemnify and hold harmless Company.

     B. Warranty: IXC warrants that it has full authority to enter into the terms and conditions specified above.
          IN THE EVENT AN AGENCY AGREEMENT BETWEEN IXC AND CUSTOMER IS TERMINATED, IXC MUST IMMEDIATELY NOTIFY THE Company.

16.   LIST OF CUSTOMERS AND PROVISION OF CUSTOMER INFORMATION AND AGENCY
      AGREEMENT

      It shall be the responsibility of IXC to provide Company with a current list of Customers, Customer's Carrier Identification Code (CIC), Customer's IXC assigned sub-CIC address, telephone number, and designated contact person for each Customer. Any change in the above described list shall be provided to Company within 30 days of such change. In addition, IXC shall provide Company with a copy of IXC's current agency agreement with each Customer during the term of this Agreement.

17.   PROVISION OF CUSTOMER INFORMATION TO END USERS

      IXC agrees that if requested by the end user, the IXC shall provide the end user with the telephone number of the Customer. The end user may contact the IXC for the Customer's telephone number when IXC does not order Inquiry Service or when IXC orders Inquiry Service but the end user is not satisfied with the Company's response.

18.   NOTICES AND DEMANDS

     A. Except as otherwise provided under this Contract or in the Attachments hereto, all notices, demands, or requests which may be given by one

          Party to the other Party shall be in writing and shall be deemed to have been duly given on the date delivered in person or deposited, postage prepaid, in the United States Mail via Certified Mail return receipt requested, or sent by telex or cable and addressed as follows:

          Company:

          BellSouth Telecommunications, Inc.
          South E5E1
          3535 Colonnade Parkway
          Birmingham, Alabama


          IXC:

          Name: Mark J. Stodter
               --------------------------
          Co. Name: Telco Communications Group,Inc.
                   ----------------------
          Address: 4206 Technology Court
                  -----------------------
          City/State/Zip: Chantilly, VA 22021
                         ----------------

     B. The above addresses may be changed By written notice given by such Party to the other Party pursuant to this Section.

19.   THIRD-PARTY BENEFICIARIES

      This Contract shall not provide any person not a party to this Contract with any remedy, claim, liability, reimbursement, cause of action or other right in excess of those existing pursuant to this Contract.

20.   TERMINATION UPON EVENT OF DEFAULT BY IXC AND/OR CUSTOMER

     A. Upon the occurrence of an event of default (as hereinafter defined) by IXC and/or Customer, and so long as such event of default shall be continuing, the Company may elect to give notice to IXC that the Contract is terminated and, if the IXC shall elect, proceed by appropriate court action, either at law or in equity, to recover damages for the breach thereof. The occurrence of any of the following shall constitute an event of default:

          (1) IXC shall fail to pay any amounts due under this Contract and such failure to pay shall continue for more than thirty (30) business days after written notice from the Company.

          (2) Any representation or warranty made by IXC in this Contract or in any report, certificate, financial statement or other statement furnished pursuant to the provisions of this Contract or otherwise, shall prove to have been false or misleading in any material respect as of the date on which the same was made.

          (3) IXC shall fail to successfully complete testing requirements of the Company and successfully implement the services governed by this agreement within six months of signing this agreement; or the IXC shall fail to utilize the services governed by this agreement for a consecutive period of six months.

          (4) IXC and/or the Customer shall fail in any material respect to duly observe or perform any covenant, condition or agreement made by it in this Contract and shall continue to fail to do so for a period of thirty (30) business days after receipt of written notice thereof.

          A "business day" shall mean a calendar day, excluding Saturdays, Sundays and all holidays celebrated by IXC.

     B. The foregoing does not represent the sole and exclusive remedy of the Company upon the occurrence of an event of default by IXC and/or Customer.

         21.  ENTIRE AGREEMENT

              The above referenced State Tariffs and this document, including all exhibits, addendums, and amendments, constitute the entire agreement between IXC and Company which supersedes all prior agreements or contracts, oral or written representations, statements, negotiations, understandings, proposals and undertakings with respect to the subject matter hereof.

         22.  OBLIGATIONS SURVIVE TERMINATION

              The Parties agree that the termination of this Contract pursuant to any provision or section hereof, or for any other reason, shall not affect or terminate any obligation or liability incurred or assumed by either Party prior to the effective date of termination of this Contract, and the provisions of this Contract shall survive its termination with respect to conclusion of any unresolved matters relating to the Services performed prior to termination.

         23.  SEVERABILITY OF PROVISIONS

              Except as expressly provided in this Contract, if any part of this Contract is held or construed to be invalid or unenforceable, the validity of any other Section of this Contract shall remain in full force and effect to the extent permissible or appropriate in furtherance of the intent of this Contract.

         24.  TERM OF CONTRACT

              This Contract shall continue in effect for the term provided in paragraph 3A preceding. Upon termination by either party, certain charges as specified in the State Tariffs and Exhibit A may be applicable. This Contract would continue to apply to orders placed prior to this Contract's termination throughout the remainder of the order period.

         25.  FORCE MAJEURE

              Neither Party shall be held liable for any delay or failure in performance of any part of this Agreement from any cause beyond its control and without its fault or negligence, such as acts of God, acts of civil or military authority, government regulations, embargoes, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, strikes, power blackouts, volcanic action, other major environmental disturbances, unusually severe weather conditions, inability to secure products or services of other persons or transportation facilities, or acts or omissions of transportation common carriers.

         26.  GOVERNING LAW

              Except as otherwise expressly provided in this Agreement, this Agreement shall be deemed to be a contract made under the laws of the State of Alabama, and the construction, interpretation and performance of this Agreement and all transactions hereunder shall be governed by the domestic law of such State.

              Dated as of this 22nd day of June, 1994.

                        BELLSOUTH TELECOMMUNICATIONS, INC.

                        By: [SIGNATURE APPEARS HERE]
                            -------------------------------------
                             Sales                 Interexchange
                        Title: Vice President - Carrier Services
                               ----------------------------------

                        IXC
                        By: [SIGNATURE APPEARS HERE]
                            -------------------------------------
                        Title:               CEO
                               ----------------------------------

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                          TELCO DEVELOPMENT GROUP. INC.
                          -----------------------------

                                   ADDENDUM A
                             WITH VOLUME COMMITMENT
                                     of the
                Billing and Collection Service Operating Contract
                     with BellSouth Telecommunications, Inc.

     The rates and charges for Bill Processing Per Message and Per Bill and the terms applicable thereto are set forth in this Addendum A as an addition to I.J.6. (Rates and Charges), II.C. (Bill Processing Service; Customer Rated Messages) of Exhibit A:

I.J.6.A) RATES AND CHARGES - BILL PROCESSING SERVICE

1.    PER MESSAGE RATE - CALCULATION AND MANAGEMENT

      a)  Percent of Business

          (1) The appropriate Bill Processing Service Per Message rate for the message volumes committed to herein are determined by: 1) the number of interstate and intrastate messages on the bill on which the message appears; and 2) by the percent of the Customer's total message volume which is billed by the Company as follows:


       Message Tiers        Percent of Customer's Business (Messages)
                              (*)                       (*)               (*)        (*)
          (*) msgs/bill       (*)                       (*)               (*)        (*)
          (*) msgs/bill       (*)                       (*)               (*)        (*)
          (*) msgs/bill       (*)                       (*)               (*)        (*)


          (2) The Customer will provide an annual estimate of the percent of its total message volume which will be billed by the Company during a Year. Said estimate will be provided within thirty (30) days of the execution of this Agreement and, thereafter, no later than thirty (30) days before the beginning of the next Year.

          (3) The percent of the Customer's total message volume which is billed by the Company, will be reported by the Customer to the Company. It will be calculated based on the Customer's total message volume which the Company has the capability of billing.



                                       1                               July 1994

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.
The formula will be:

Customer's Messages Billed By Company
- ------------------------------------------------------------------------------
Total Customer Messages Which Company Has Capability of Billing

b)   Message Volume Commitment

     (1) The Customer's message volume commitment is stated as a separate commitment for each twelve (12) month period, commencing on the effective date of this Agreement (hereinafter Year"), as follows:

MO/DAY/YR-        MO/DAY/YR-        MO/DAY/YR-       MO/DAY/YR-        MO/DAY/YR-
MO/DAY/YR         MO/DAY/YR         MO/DAY/YR        MO/DAY/YR         MO/DAY/YR

07/01/94-         07/01/95-         07/01/96-        07/01/97-         07/01/98-
06/30/95          06/30/96          06/30/97         06/30/98          06/30/99
  (*)               (*)               (*)              (*)               (*)



     (2)  All volume commitments will be met based on messages actually billed.

     (3) Both interstate and intrastate messages will be counted for determining whether the Customer's volume message commitment has been met.

     (4) All message volumes which exceed the commitment level for that Year will be carried forward to the following Year.

     (5)  If in any Year other than the final Year of the commitment the number
          of actual messages billed is less than        (*)                of
          the Customer's volume commitment set forth above, an additional payment will apply as follows:

          (message volume commitment minus actual messages billed) X (the (*) message per bill rate at the appropriate percent of business)

          If the actual messages billed in the final Year is less than the volume commitment for that Year, the same additional payment set forth above will apply.

     (6) If this Agreement or the Customer's volume commitment is canceled prior to termination, the discount for the volume commitment will no longer apply. The Customer agrees to pay the then current (no volume commitment discount) rates for any subsequent message billing. Additionally, if this Agreement is canceled during the first two Years of the commitment, the Customer will pay a penalty equal to the

                                       2                               July 1993

                                  Confidential Treatment Requested. The redacted
                                    material has been separately filed with the
                                                   Commission.

          interstate portion (based on the most recent three .c.1.1.1 months) of the second ;Year message volume commitment times the committed (*) message Per Bill rate at the appropriate percent of business. If the commitment is canceled after the second Year, all messages billed up to the cancellation of the commitment will be re-calculated at the non-discounted message rate. The difference between the original billed amount and the recalculated (nondiscounted) Per Message rate will then be charged to the Customer and the Customer agrees to pay such charges.

C)   Audit Provisions

     (1) The Company will have the right to audit the Customer's records as set forth in (b) below to verify the percentage of message volume reported by the Customer. If such an audit determines that the percentage of message volume is different than that reported by the Customer and if such difference would result in a different rate to be charged per message accordinfferethe rates above, a true-up of all messages billed up to the date of the completion of the audit will be performed. Additionally, the current percentage of business as determined by the audit will be applied for the remainder of that Year. The Company retains the right to audit any subsequent Year's records.

     (2) Upon written notice by the Company to the Customer, the Company will have the right, through its authorized representative, to examine and audit, during normal business hours and at reasonable intervals, all such records and accounts as may under recognized accounting practices contain information bearing upon the percent of the Customer's total message volume which is billed by the Company. Adjustment will be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such checks or otherwise, unless such statement expressly waiving such right appears in a letter signed by the authorized representative of the party having such right and delivered to the other party.

          Any information received or reviewed by the Company or its authorized representative during the audit is to be considered confidential and not to be distributed, provided or disclosed in any form to anyone not involved in the audit, nor is such information to be used for any other purpose.

                                       3                               July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.
2.   PER BILL RATE AND POSTAGE ESCALATOR

     The Bill Processing Service Per Bill rate will be (*).

     A) In the event of a postage increase for carrier pre-sorted first class mail up to one (1) ounce, the interstate Bill Processing Service Per Bill rate will be increased by an amount equal to (*) of the postage increase, effective as of the effective date of such postage increase. The Company will provide the Customer with written notice of any increase in this bill rendering rate and the effective date of such increase. The increased bill rendering rate may be applied retroactively as of the effective date of the postage increase.

     b) In the event the Customer acquires a carrier which has a billing and collections agreement with the Company which includes a volume commitment, the acquired carrier's volume commitment will be in addition to the Customer's commitment hereunder. If the Customer acquires a carrier which has a billing and collections agreement with the Company which does not include a volume commitment, the messages for the acquired carrier will not count toward satisfying the Customer's volume commitment for the remainder of that Year or for the following Year. Thus, for each month of the remainder of the Year in which the carrier is acquired, and for each month of the next subsequent Year, the Customer and the Company agree that the number of messages equal to the acquired carrier's average monthly messages (based on the preceding twelve months) billed by Company will not count toward the Customer's volume commitment.

CONCURRENCE:
- ------------

Customer: /s/ Henry G. Luken
         ------------------------
Name:  Henry G. Luken III
     ----------------------------
Title: Chairman of the Board
      ---------------------------
Date:  May 26, 1994
     ----------------------------

                                       4                               July 1993

                              AMENDMENT NUMBER 1

The following is Amendment No. 1 to the Billing and Collections Services Operating Contract dated January 3, 1994(the "Agreement") between Telco
                         ---------------
Development Group, Inc. (referred to as "Customer" in Exhibit A) and BellSouth Telecommunications, Inc. (referred to as the "Company" in Exhibit A). The Agreement is hereby amended as follows:

1.   This Amendment No. 1 shall be effective as of July 1, 1994.

2. Module II., Part D., paragraph 3.c)(i), of Exhibit A, Bad Debt Allowance is deleted in its entirety.

3. Module II., Part D., paragraph 3.c)(iii), of Exhibit A, Net Bad Debt is deleted in its entirety and replaced with Module II., Part D., paragraph 3.c)(iii), of Exhibit A, Net Bad Debt included in Attachment 1, attached hereto.

4. Module II., Part D., paragraph 4., of Exhibit A, TRUE-UP is deleted in its entirety.

In all other respects, the Agreement shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 by their duly authorized representatives in one or more counterparts, each of which shall constitute an original, on the dates set forth below.

Telco Development Group, Inc.               BellSouth Telco Communications, Inc.


By:    /s/ Henry G. Luken III               By:    /s/ Richard Robertson
       ----------------------                       ---------------------
By:      Henry G. Luken III                 By:     Richard Robertson
       ----------------------                       ---------------------
         (Printed Name)                             (Printed Name)

Title:   Chairman                           Title:  Sales Vice President
       ----------------------                       ---------------------
Date:    06/01/94                           Date:     06/22/94
       ----------------------                       ---------------------

                                                             Amendment Number 1

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.        BILL PROCESSING SERVICE

PART D.  PURCHASE OF ACCOUNTS RECEIVABLE (PAR)

 3.   RECOURSE

      c)    Bad Debt

            (iii) Net Bad Debt
                  The Customer's Net Bad Debt, also referred to as "realized bad debt", is made up of the net of two parts:

                  (1) Actual write-offs of End User amounts due that have been removed from the Company's books after standard collection efforts are completed; and

                  (2) Recoveries on previously written off End User amounts due. A recovery is a payment made on an End User account previously removed from the Company books.

                  For each settlement period, the Company will recourse to the IXC the amount of Net Bad Debt. This Net Bad Debt will be reported on the PARS and recoursed to the Customer when realized; i.e., the month in which the revenue is written off or recovered.

                                    EXHIBIT A

                                     OF THE

                          BELL SOUTH TELECOMMUNICATIONS
                    BILLING AND COLLECTION OPERATING CONTRACT


                                   JULY, 1993

                                    EXHEBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                     MASTER
                                TABLE OF CONTENTS
                             ----------------------


                                                                           PAGE
    i.     LIST OF ABBREVIATIONS............................................ 3

    ii.    GLOSSARY......................................................... 4

    iii.   HOW TO USE THIS DOCUMENT......................................... 9

MODULE I       GENERAL PROVISIONS.........................................  10
    Part A     GENERAL STATEMENTS.........................................  13
    Part B     COMPANY UNDERTAKINGS.......................................  14
    Part C     CUSTOMER OBLIGATIONS.......................................  17
    Part D     COMPANY SERVICE SECURITY REQUIREMENTS......................  18
    Part E     TESTING REQUIREMENTS.......................................  20
    Part F     BILLING AND COLLECTION (B&C) SERVICES BILL.................  23
    Part G     AUDIT PROVISIONS...........................................  26
    Part H     OPEN BILLING REQUESTS (OBRs)...............................  30
    Part I     RESERVED FOR FUTURE USE....................................  35
    Part J     RATES AND CHARGES..........................................  36

MODULE II      BILL PROCESSING SERVICE....................................  46
    Part A     GENERAL DESCRIPTION........................................  48
    Part B     PROVISION OF SERVICE.......................................  49
    Part C     CUSTOMER RATED MESSAGES....................................  51
    Part D     PURCHASE OF ACCOUNTS RECEIVABLE (PAR)......................  54
    Part E     END USER ACCOUNT MANAGEMENT................................  61
    Part F     WITHOUT INQUIRY............................................  65
    Part G     ORDERING BILL PROCESSING SERVICE...........................  67

MODULE III     OPTIONAL MESSAGE BILLING SERVICES..........................  68
    Part A     GENERAL DESCRIPTION........................................  69
    Part B     WITH INQUIRY...............................................  70
    Part C     END USER BILL SERVICES.....................................  72
    Part D     BILLING INFORMATION SERVICES...............................  75
    Part E     BILLING ANALYSIS/FRAUD SERVICE.............................  81


                                    -- 1 --
                                   July 1993

                                    EXHIBIT A
                                     Of the
               Billing and Collection Services Operating Contract

                                         MASTER
                                    TABLE OF CONTENTS
                                    -----------------
                                        Continued

MODULE IV      RECORDING SERVICE............................................ 82
    Part A     GENERAL DESCRIPTION.......................................... 83
    Part B     SERVICE PROVISION............................................ 84
    Part C     MESSAGE DETAIL DELIVERY...................................... 87
    Part D     BILLING AND PAYMENT.......................................... 88


                                    -- 2 --
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                       i.
                              LIST OF ABBREVIATIONS

AMA        Automatic Message Accounting (Recording)
B&C        Billing and Collection
BOC        Bell Operating Company
BTN        Bill To Number
CMDS       Centralize Message Data System
CNA        Customer Name and Address
CRIS       Customer (End User) Records Information System
DAK        Deny All Knowledge
EMI        Exchange Message. Interface
FTS        File Transfer System(TM)
ICB        Individual Case Basis
ICO        Independent Telephone Company
IL         Information Letter
IEC        Interexchange Carrier
IXC        Interexchange Carrier
LEC        Local Exchange Company
MIC        Message Investigation Center
MSS        Message Switching System
NDM        Network Data Mover(TM)
NPA        Numbering Plan Area (Area Code)
NXX        Exchange Code
OBR        Open Billing Request
OM         Order of Magnitude
OPH        Operator Handled calls
PAR        Purchase of Accounts Receivable
PARS       Purchase of Accounts Receivable Statement
PBA        Post Billing Adjustment
PIC        Primary Interexchange Carrier
PIN        Personal Identification Number
PIU        Percent of Interstate Usage
PON        Purchase Order Number
RAO        Revenue Accounting Office
T&C        Time and Cost
UB         Unbillable
UC         Uncollectible


                                    -- 3 --
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                       ii.
                                    GLOSSARY

Automatic Message Accounting (AMA). Consists of the recording and storing, on magnetic tape or other acceptable medium, of the basic details of End User local and toll calls.

Amount Due Company. Equals all appropriate Billing and Collection (B&C)
               charges billed under this Agreement or any applicable tariffs.

Answer Supervision. An indication from the Customer to the Company that the called party has answered.

Assembly.     (or Assembling) The collection of recorded End User call details to create individual messages for rating.

Bill Rendering. Preparation, printing and mailing of Customer charges for services rendered, and for toll and local telephone exchange service received by the End User.

Bill to Namer (BTN). The primary Customer number assigned to the End
               User receiving the bill. May consolidate multiple telephone lines and calling card numbers. May or may not be an actual dialable number.

Casual Caller. End Users who have accessed and used the Customer's network via
               10XE dialing.

Centralized Message Data System (CMDS). The system used to transfer Exchange
               Message Interface (EMI)-formatted billing data between the recording/rating company and the billing company.

Company.       BellSouth Telecommunications, Inc.

Customer.      The party purchasing B&C Service(s) under this Agreement.

Customer's End User. A telecommunications user who either chose or was assigned by default to the Customer for Primary Interexchange Carrier
               (PIC) services in the Equal Access selection process. Could also be a user who has accessed and used the Customer network or services, or has been or is being billed by the Company for the Customer's services.

Data Transfer. The process of delivering standard format call detail or records via magnetic tape, cartridge tape, and/or diskette.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

Data Transmission. The process of sending standard format call detail or records from one location to another using standard transmission software programs; i.e., CMDS, NDM(TM), TTRAN, and/or FTS (see i. - List of Abbreviations).

Denial of Service. The interruption of the End User's local exchange service as defined in the Company's General Subscriber Services Tariff.

Disconnect Supervision. Indication from the Customer, or from the Customer's End
               User who originated the call, to the Company that the call is ended.

Dispute. A dispute occurs after the End User has notified the Customer of a claim and the Customer, after investigation, sustains the charges and the End User continues to refuse to pay.

Editing. The verification of compiled call detail (resulting from the Assembly process) in accordance with the standard EMI format.

Exchange Message Interface (EMI). The industry standard record layout for the exchange of call detail between telecommunication providers. The EMI standards are maintained and provided by Bellcore.

End User.      A person or entity who uses Company and/or Customer
               telecommunications services, as applicable (see Customer's End
               User).

File transfer System(TM) (FTS). A communication protocol product of Bellcore used to electronically transmit data files. Accessed via either
               4.8 or 9.6 Kbps indial with no restart capability.

Foreign State Taxes. Taxes on calls which originate in one state, where state or local tax is applicable, and are billed in another state. The taxes, calculated by the rating Party and based on the origination point of the call, are included in the call detail record. When billed and journalized, these taxes are documented as revenue.

Feature Group D. Provides a trunk side connection to a central office switch for originating or terminating calls to or from subscribers served by that end office within the exchange. Feature Group D is the "equal access" feature group, and is available to any interexchange carrier for use in switched telecommunications or information services.

Independent Telephone Company (ICO). Non-Bell Operating Companies acting as
               Local Exchange Companies within the BellSouth Telecommunications
               (BST) region.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

Information Letter (IL). Notification from the Customer to the Company of an administrative change in the Customer's business as usual". No programming changes will be made by the Company. Part of the Company's Open Billing Request (OBR) Procedures.

Marketing Message. A printed promotional, informational, or legally required communication from the Customer to its End Users which is printed on the Customer's standard bills in any given month.

Message. Depending on the B&C Service, the meaning varies with the context of the term "Message". With Recording Service, it refers to a call(s) completed by the Customer's End Users. With Bill Processing Service, it refers to the call itself and/or the call detail.

Message Investigation. Review of the Customer's call detail to identify suspected unauthorized use of the Customer's service(s) or to determine proper billing.

Message Switching System (MSS). The Company's initial point of entry to a
               Customer's EMI-formatted, rated call detail for bill processing. The Company transmits the Customer's call detail from the MSS to the appropriate Revenue Accounting Office (RAO).

MSS Edits.     Basic edits of the Customer's EMI records to assure the minimal information needed for billing is present.

Message Investigation Center (MIC). Analyzes call detail which is either unbillable or has been disputed by an End User.

Network Data Mover(TM) (NDM). A communication protocol product of System Center,
               Inc., used to electronically transmit data files. Supports speeds up to 56 Kbps with restart capability. BST's NDM does not support indial at this time.

Obligation ID (OBID). A sequencing number that an interexchange carrier uses to identify transmission to the LEC. It is an tight (8) position numeric field in the EMI record.

Order of Magnitude (OM). Correspondence from the Customer to the Company requesting a mutually non-binding Time and Cost (T&C) estimate for implementing a new service or initiating a change in existing service. This enables the Customer to gain knowledge and understanding before making a commitment. Part of the Company's Open Billing Request (OBR) Procedures.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

Payment Availability Period. The average number of days between the billing period date of an End User bill and the date payment for the bill is deposited in the Company account.

Post Billing Adjustment (PBA). An adjustment made after a charge has been rendered to the End User (Also see Adjustment").

Post Billing Message Investigation. The investigation to secure billing of those billed messages disputed by the End User.

Pre Billing Message Investigation. The investigation to secure billing of those messages which fail the Company's bill processing edits.

Processing Site. A designated Company site at which a significant processing stream exists to produce bills. BellSouth currently has 12 processing sites ~~ Birmingham, Louisville, New Orleans, Jackson, Nashville, Jacksonville, Ft. Lauderdale, Miami, Atlanta, Macon, Charlotte and Columbia.

Program Development. Work performed by the Company to meet a specific Customer request for creation and implementation of a new service or modifications to enlisting service(s).

Purchase Order Number (PON). A customer's specific written request to purchase new B&C Service(s) or initiate changes to enlisting service(s). The Customer will be charged both the programming and nonprogramming, recurring and nonrecurring charges, incurred by the Company in developing and implementing the changes, and, as applicable, in providing the service(s) on an on-going basis. Part of the Company's Open Billing Request (OBR) Procedures.

Purchase Of Accounts Receivable (PAR). Statement sent to the Customer by
               Company detailing the amount due the Customer for the the purchase of Accounts Receivable.

Rating. The computing of applicable charges for each call. Rating also includes the preparation of call detail information.

Record. A telecommunications industry standard used to refer to the unique layout that contains End User billing information, account summary and tracking analysis.

Regional Data Center (RDC). A physical location which contains the computer hardware which multiple Processing Sites share for bill processing. For example, the RDC in Birmingham processes bills for the Atlanta, Macon and Birmingham Processing Sites. BellSouth maintains five (5) Regional Data Centers.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

Revenue Accounting Office (RAO). An accounting office which performs the accounting functions for all of the Processing Sites. The centralized Revenue Accounting Office is located in Birmingham.

Settlement Period. The period of time which begins on the first of the month and goes through the end of the month.

10XXX (Casual Traffic). Direct distance dialed call when the End User dials
               10XX, where XX is the Carrier Identification Code (CIC) of the Interexchange Carrier (IXC).

Time and Cost (T&C) Estimate. Supplied by the Company to the Customer in
               response to the Customer's initial OM or PON request. The T&C estimate projects the time and associated costs to develop and implement a system and/or procedure for either a new service or a service modification. Part of the Company's Open Billing Request (OBR) Procedures.

Treatment.     Any action taken by the Company to collect delinquent or unpaid
               End User accounts.

Unbillable (UB). A pre-billing message recorded by a Local Exchange Company
               (LEC), Independent Company (ICO) or Interexchange Carrier (IXC) which, after passing the Message Switching System (MSS) screening, fails Message Processing, Rating or Guide edits. Subsequently, after investigation, billing cannot be posted to a Company End User account.

Uncollectible (UC). End User message charges the Company is unable to collect because the End User failed to pay for services rendered.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


                                      iii.
                            HOW TO USE THIS DOCUMENT


At the beginning of each Module, you will find a detailed Table of Contents organized as follows:

I. MODULE TITLE  (Roman Numeral)
         A.  PART (Uppercase Alpha)
                  1. SECTION (Arabic Numeral)
                         a) Subsection (Lowercase Alpha with single parenthesis)
                                    (i) Secondary subsection (Lowercase Roman
                                        Numeral with parentheses)

         As you read through this Exhibit, we may want to direct you to associated information found elsewhere in the document. Information previously presented may be referred to again. To help you locate this information, please note the following example of how the document organization can help you find the associated or previously presented material for further reference.

EXAMPLE 1: (NOTE: not actual text from contract)
         If the text reads:

         "For further information on Mozart, see I.B.2.b.i.""

         to locate the reference I.B.2.b.i., you would turn to:

Module I - Classical Music
         Part B - Austria
                  Section 2 - Wolfgang Amadeus Mozart
                           Subsection b) - Concertos
                                    Secondary subsection (i) - D Minor

         This outline format follows standard guidelines and should make it easy for you to locate references as they are presented.

                                      -9-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                          MODULE I. GENERAL PROVISIONS


PART                                                                   PAGE

A. GENERAL STATEMENTS.................................................. 13
   1. Overview
   2. Comprehensive Scope of This Part
   3. Company's Operating Territory
   4. Non-Waiver Statement

B. COMPANY UNDERTAKINGS................................................ 14
   1. Limitations on Assignment or Transfer of Services
   2. Liability
      a) General Statement of Liability
      b) Claims Against the Company
   3. Refusal or Discontinuance of Service

C. CUSTOMER OBLIGATIONS................................................ 17
   1. Unlawful Use
   2. Unauthorized Records
   3. Discontinuance of Service

 D.COMPANY SERVICE SECURITY REQUIREMENTS............................... 18
   1. B&C Services Deposit
      a) General Statement
      b) Calculation of Interest Payment
   2. Bad Debt Allowance Reserve

E. TESTING REQUIREMENTS................................................ 20
   1. Company Facilities, Systems, Etc.
      a) Company Undertakings
      b) Customer Obligations
   2. Testing Services,
      a) General Description
      b) Company Undertakings
         (1) Timing
         (2) Completion
         (3) Propriety of Customer Data

                                      -10-
                                   July 1993

                                    EXHIBIT A
                                     of the
                Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                          MODULE I. GENERAL PROVISIONS
                                    Continued




PART                                                                     PAGE

E.   TESTING REQUIREMENTS Cont'd......................................... 20
     2.       Testing Services Cont'd
              b) Company Undertakings Cont'd
                 (4)  Allowable Test Runs At No Charge
              c) Customer Obligations
              d) Recording Service
              e) Bill Processing Service
              f) Billing Information Service

F.    BILLING AND COLLECTION (B&C) SERVICES BILL......................... 23
      1.      Bill Contents
      2.      Definition of Payment Due Date
      3.      Payment due date on Saturday, Holiday, Etc.
      4.      Late Payment Penalty
      5.      Disputes/Claims and Resolution
              a) Dispute Date and Documentation
              b) Resolution of Dispute
      6.      Accuracy of Data
      7.      Percent of Interest Usage (PIU) Factor

G.    AUDIT PROVISIONS.................................................... 26
      1.      General Description
      2.      Terms and Conditions
              a) On-Site
              b) Miscellaneous
              c) Handling of Materials
      3.      Written Notification and Time Frame Requirements
      4.      Final Report and Claim Payment
      5.      Billing of Claim

H.    OPEN BILLING REQUESTs (OBRs)........................................ 30
      1.      General Description
      2.      Documentation and Time Frames
      3.      Change Sample
      4.      PON Authorization and Concurrence

                                      -11-
                                   July 1993

                                    EXHIBIT A
                                     of the
                Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                          MODULE I. GENERAL PROVISIONS
                                    Continued

PART                                                                        PAGE

H.       OPEN BILLING REQUESTs (OBRs) Cont'd................................. 30
         5.  PON Pre-Authorization
         6.  Completion and Confirmation
         7.  Billing
         8.  Accuracy of Data

I.       RESERVED FOR FUTURE USE............................................. 35

J.       RATES AND CHARGES................................................... 36
         l. Service Establishment and Program Development Charges............ 36
            a) Service Establishment Charge
            b) Bill Processing Service Program Development Charges
            c) Recording Service Program Development Charges
         2. Minimum Yearly B&C Service Charge and Requirements............... 37
            a) General Description
            b) Billing
         3. Customer Testing................................................. 38
         4. Late Payment Penalty, Interest Factor and
            Calculation of Payment........................................... 39
            a) B&C Service Security Deposit
            b) B&C Bills
            c) B&C Bill Claim Payments
            d) PAR Claim Payments
            e) Audit Claim Payments
         5. Open Billing Requests (OBRs)..................................... 41
         6. Bill Processing Service.......................................... 42
         7. Billing Formation Service........................................ 44
         8. Recording Service................................................ 45


                                      -12-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART A. GENERAL STATEMENTS

1.   OVERVIEW

     Within this Exhibit A,

     o The interexchange carrier or carrier will be referred to as "Customer",
     o BellSouth Telecommunications, Inc., will be referred to as "Company",
     o The end user customer will be referred to as "End User", and
     o All documents which make up the Customer's B&C Service(s) (the operating contract, this Exhibit A, any other exhibits, addendums, and amendments, and any applicable sections of the state access tariffs) will be referred to as "Agreement".

2.   COMPREHENSIVE SCOPE OF THIS MODULE

     Module I contains the Customer and Company conditions, responsibilities, requirements, and provisions applicable to all services purchased under this Agreement.

3.   COMPANY'S OPERATING TERRITORY

     The Company's operating territory is comprised of market areas within the nine states of Alabama, Kentucky, Louisiana, Mississippi, Tennessee, Florida, Georgia, North Carolina and South Carolina. It also includes selected areas in states adjacent to the Company's operating territory where the Company's Local Access and Transport Area (LATA) boundaries overlap those of the adjacent state.

4.   NON-WAIVER STATEMENT

     No waiver or failure to exercise any option, right, or privilege under the. terms of this Agreement on any occasion will constitute a waiver of the same or any other option, right, or privilege on any other occasion.

                                      -13-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART B. COMPANY UNDERTAKINGS

1.   LIMITATIONS ON ASSIGNMENT OR TRANSFER OF SERVICES

     The Customer may not assign or transfer the use of service(s) under this
                  -------
     Agreement without receiving written consent from the Company. The Customer's request must include all information reasonably requested by the Company to assure that the assignee or transferree:

     o qualifies to receive the service(s);
     o accepts all the terms and conditions of this Agreement;
     o can establish credit and prove that they are able to pay the amounts due; and
     o any assignment must not interrupt use or involve relocation of the service.

     The Company will respond to the Customer's request within fifteen (15) calendar days after receiving the Customer's written notification and required information.

     Even with completion of the assignment or transfer of service(s) to another, the Customer continues to be responsible with the assignee or transferree for any remaining liabilities for any obligations to the Company.

2.   LIABILITY

     a)   General Statement of Liability
        o In the absence of willful misconduct, no liability for damages to the Customer or any third person or entity, other than as specifically set forth in various sections of this Agreement, will be attached to the Company for its actions or the conduct of its employees in providing servicer(s) purchased under this Agreement.

        o The Company's liability for any willful misconduct is limited by this Agreement as follows. Such liability:

          - Will not exceed any amounts due the Customer through the rendering services under this Agreement,
          - Will be restricted to the period in which the service(s) was effective,
          - Will be limited to an amount equal to the proportionate charge for the effective period of the service(s), and
          - Will be impacted by exceptions set forth in II.C.4. (Bill Processing Service) and V.B.2.c. (Recording Service)

                                      -14-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

     b) Claims Against the Company
        Any claims against the Company by the Customer, or any damages associated with the Company's provision, termination, or maintenance of service(s), are limited by the conditions set forth in (1) through (4) following.

        (1) The Company will not be liable for any act or omission of any entity in the provision of any portion of a service for the Customer. Further, the Company will not hold any entity liable for its own act or omission in providing its portion of the service to the Customer.

        (2) The Customer will indemnify, defend, and hold the Company harmless against any claim, loss, or damage arising from the Customer's use of service(s) offered under this Agreement involving:

            i. Claims for libel, slander, invasion of privacy, or infringement of copyright arising from the Customer's own communications;

            ii. Claims for patent infringement arising when the Customer combines or uses the service furnished by the End User or Customer; or

            iii. All other claims arising out of any Customer act or omission in the course of using a service(s) provided pursuant to this Agreement.

        (3) No license under patents (other than the limited license to use) is granted or implied by the Company, or will arise by estoppel, with respect to any service offered under this Agreement. The Company will defend the Customer against claims of patent infringement arising solely from the Customer's use of service(s) offered under this Agreement and will indemnify such Customer for any damages awarded based solely on such claims.

        (4) The Company will not be liable for failure to provide or maintain service(s) under this Agreement due to labor difficulties, governmental orders, civil commotions, criminal actions taken against the Company, acts of God, and other circumstances beyond the Company's reasonable control.

                                     -15-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

3.   REFUSAL AND DISCONTINUANCE OF SERVICE

     If the Customer fails to comply with the rules, conditions, and obligations stated within this Agreement, including the requirement that payments be made on the dates and times specified herein, the Company will notify the Customer in writing of the non-compliance by Certified U.S. Mail to the person designated by the Customer to receive such notices of non-compliance. If the non-compliance is not corrected in thirty (30) calendar days, the Company may:

     o refuse additional applications for service(s),
     o refuse to complete any pending orders,
     o discontinue the provision of the service(s) for the non-complying
       Customer.

     Upon discontinuance of service(s), all charges incurred by the Customer will be due the Company.

                                      -16-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART C.   CUSTOMER OBLIGATIONS

1.   UNLAWFUL USE:

     The service(s) provided under this Agreement will not be used by the Customer for any unlawful purpose.

     If the Customer uses the service(s) for any unlawful purpose, the Customer will indemnify, defend and hold the company harmless against any and all damages and expenses, arising in any manner, due to the Customer's use of the service(s) in an unlawful way.

2.   UNAUTHORIZED RECORDS

     If the Customer sends any unauthorized or untested records to the Company's billing system which cause production failure and/or the need for recovery world the Customer will pay the costs for this recovery. Such recovery may include extracting and returning call detail records to the Customer and correcting system damage.

     The total cost of this recovery will be determined on an Individual Case Basis (ICB) using the Open Billing Request (OBR) rates and charges set forth in IJ. (Rates and Charges).

     In such circumstances, the Customer will indemnify, defend and hold the Company harmless against any claims, loss or damage arising from the system failure which, in turn, may damage or destroy the Customer's unauthorized or untested records.

3.   DISCONTINUANCE OF SERVICE

     If the Customer initiates discontinuance of the service(s) purchased prior to the expiration of this Agreement, the Customer agrees to pay the Company all minimums associated with the term of this Agreement as specified in paragraph 3A of the operating contract.

                                      -17-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART D.   COMPANY SERVICE SECURITY REQUIREMENTS

1.   BILLING AND COLLECTION (B&C) SERVICES DEPOSIT

     a)   General Statement
          The Company may require the Customer to pay a cash deposit for the service(s) being purchased under this Agreement. This deposit may, in the Company's sole discretion, be due either before the implementation of any service(s) or at any time during the life of this Agreement. In the Company's sole discretion, either an Irrevocable Bank Letter of Credit or a Surety Bond may be accepted in lieu of a cash deposit.

          The deposit or security will be equal to the estimated or actual rates for the service(s) purchased under this Agreement over a two (2) month period.

          The sole purpose of this deposit or security is to guarantee payment for services rendered to the Customer. It does not relieve the Customer of complying with the Company's conditions regarding prompt payment of bills. At any time before the termination of service(s), the Company, in its sole discretion, may refund or credit the deposit to the Customer's account once the Customer has established good credit.

     b)   Calculation of Interest Payment
          The Company will pay the Customer interest on the B&C Services cash deposit amount described above as set forth in IJ.4. (Rates and Charges).

          The Company may apply the Customer's earned interest amount to pay any Customer balance due the Company.

2.   BAD DEBT ALLOWANCE RESERVE

     Upon establishment of Bill Processing Service, the Company will withhold the percentage set forth in the operating contract of this Agreement of the Customer's Purchase of Accounts Receivable (PAR) interstate net settlement of each month for the first nine (9) months of live End User interstate billing as a "bad debt allowance reserve". If one Customer receives transfer of the interest of an established Customer with verifiable credit, and/or the new customer has a proven history of prompt payment, the Company may, in its sole discretion, waive the bad debt allowance reserve.

                                      -18-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

          For renewed agreements, or at any time during the life of this Agreement for Bill Processing Service, the Company may withhold a percentage of the Customers Purchase of Accounts Receivable (PAR) net settlement. This percentage and the number of months withheld will be developed on an ICB.

         The sole purpose of this bad debt allowance reserve is to guarantee payment for any Customer bad debt and for any true-up monies due the Company. It does not relieve the Customer of complying with the Company's conditions regarding prompt payment of any outstanding amounts due. The Customer's bad debt allowance reserve will be retained by the Company up to twelve (12) months after the termination of this Agreement to assure all outstanding bad debt true-up amounts are paid.

                                    - 19 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART E.   TESTING REQUIREMENTS

1.   COMPANY FACILITIES, SYSTEMS, ETC.

     a)   Company Undertakings
          The Company will be responsible for the development, establishment, installation, operation, and maintenance of the service(s) it provides to the Customer.

          When deemed necessary by the Company, services will be tested for the sole purpose of detecting and/or clearing troubles.

          The Company warrants that its facilities and services will meet standards set forth in this Agreement. The Company does not warrant to meet any other facility or services standards.

     b)   Customer Obligations
          The Customer will comply with reasonable requests from the Company to test and adjust its facilities, equipment, services, etc., to maintain any of the Customer's service(s) purchased under this Agreement. The test and adjustment times will be mutually agreed upon by the Customer and Company and completed in a reasonable time frame.

          The Customer will not receive credit for any interruptions to service(s) during the tests and adjustments.

2.   TESTING SERVICES

     a)   General Description
          Testing is required by the Company for any new or revised records and/or data files sent from the Customer, or from an entity in the Customer's behalf, to the Company even if the Customer or entity perceives the revision to be transparent. Examples of these revisions include, but are not limited to:

          .    Conversion from other Centralized Message Data System (CMDS) Host to direct send of data to the Company;
          .    Addition of record types;
          .    Change by the Customer to a different data processing provider;
          .    Customer use of new Exchange Message Interface (EMI) standard;
          .    Purchase of new Company service offering;

                                      -20-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

          . Data media conversion, for example, from magnetic tape to data transmission;
          .    Items already being billed by another Local Exchange
               Company (LEC)

     b)  Company Undertaking

         (1)   Timing
               Testing of Customer data files will be scheduled to begin after all items listed in c) Customer Obligations below are received by the Company. Testing will complete thirty-five (35) business days after receipt of valid Customer test data. The Customer agrees to an extension if significant problems arc encountered during testing which require software changes in the Company's billing system.

         (2)   Completion
               System testing is considered complete by the Company when the data runs successfully through the final software application in the test sequence.

         (3)   Propriety Of Customer Data
               The Customer's test data will be used by the Company for testing only. It will not be processed as production or 'live' data.

         (4)   Allowable Test Runs At No Charge
               For all services purchased under this Agreement, with the exceptions of Recording Service and the Billing Information Service custom reports, the Company will process a maximum of three (3) data files for each service at no additional charge to the Customer. If the Customer requires additional tests for a particular service, the Company will process the Customer data/ files at the Per Test Data or File charge set forth in I.J.3. (Rates and Charges) of this MODULE.

               For Recording Service and the Billing Information Service custom reports, i.e., Unbillable, Post Billing Adjustment (PBA), and Uncollectible EMI format records, the Company will send the Customer one (1) test data file at no additional charge. If the Customer requires additional test data files for each service, the Company will send the Customer a test data file at an ICB charge as set forth in I.J.3. (Rates and Charges) of this MODULE.

                                      -21-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         c)    Customer Obligations
               For all services except Recording Service and the Billing Information Service Custom Reports, the following four (4) items must be received from the Customer before the Company will schedule testing:

               o Written OBR Authorization for Time and Cost (T&C) estimate. See I.H.4. (Open Billing Requests - PON Authorization and Concurrence) for further explanation;
               o Test data formatted in compliance with Company documented standards. Variance from these standards will result in the Company's billing system rejecting the test data;
               o    Tape transmittal form (Form RF-1016 or RF-1018); and
               o "Interexchange Carrier (IXC) Test File Pack Information" form (required only for testing a new B&C Service(s) Customer).

                    The Customer must pass the Company's system test before going into production or 'live' data.

         d)    Recording Service Tests
               When the Company provides the Customer with recorded messages, i.e., Recording Service, in EMI format, the Company will provide the Customer a test data file for format and data content verification under the terms and conditions set forth in this Part. The Customer assumes full responsibility for processing the files at its location.

         e)    Bill Processing Service Tests
               Every time a Customer revises its casual Message data and/or files, whether data transfer or data transmission, the Company will test a Customer data file under the terms and conditions set forth in this Part. The Customer is required to pass the Company's system test before going into 'live' production.

         f)    Billing Information Service Tests
               The Company will provide the Customer custom report test data files for format and data content verification under the terms and conditions set ford in this Part. The Customer assumes full responsibility for processing the files at its location.


                                      -22-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART F.   BILLING AND COLLECTION (B&C) SERVICES BILL

1.   BILL CONTENTS

     The Company will establish in each state a B&C account(s) for each Customer for the service(s) purchased under this Agreement and will deliver a current bill to the Customer which will cover:

     o non-usage sensitive service charges for the ensuing billing period for which the bill is rendered;
     o    any known unbilled non-usage sensitive charges for prior periods;
     o unbilled usage sensitive charges from the 1st to the 31st of the previous month;
     o    any known unbilled usage sensitive charges for prior periods;
     o    any known unbilled adjustments;
     o    any known unbilled minimum charge requirement differential; and
     o any unbilled service deposit credits or claim adjustments with associated late payment penalty or interest payments.

      In addition, the Company bill will include charges for any services that may be established or discontinued within the given billing period. Adjustments for the quantities of services established or discontinued in any billing period, beyond the minimum period set forth for services in other Modules and Parts of this Agreement, will be prorated to the number of days or fraction of days based on a thirty (30) day month.

2.    DEFINITION OF PAYMENT DUE DATE

      The payment due date is either thirty-one (31) calendar days after the Company's bill day or the next bill date, whichever is shorter. The next bill date is the same day of the following month as the bill date of the current month. For example, if a bill was rendered on January 7, 1993, the next bill date is February 7, 1993.

3.    PAYMENT DUE DATE ON SATURDAY, HOLIDAY, ETC.

      Should the payment due date, as determined above, fall on a Saturday, Sunday, or holiday, when the Customer is prohibited by the local banks or the Federal Reserve Bank from making payment by electronic funds transfer, the payment due date is as follows:

                                      -23-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


     o If the payment due date falls on a Sunday or Monday on which payment cannot be made as described above, the payment due date will be the first business day following the Sunday or Monday.

     o If the payment due date falls on a Saturday, Tuesday, Wednesday, Thursday, or Friday on which payment cannot be made as described above, the payment due date will be the last business day preceding the given Saturday, Tuesday, Wednesday, Thursday or Friday.

4.   LATE PAYMENT PENALTY

     If any portion of the Customer's amount due the Company is not received by the Company on the payment due date as set forth above, or if any portion of the payment funds are not immediately available to the Company, then a late payment penalty may be assessed by the Company as set forth in IJ.4. (Rates and Charges).

5.   DISPUTES/CLAIMS AND RESOLUTION

     In the event of a B&C bill dispute, the Customer must submit to the Company a documented claim in writing for the disputed amount. The Customer will submit any dispute promptly so that the information relevant for the investigation of the dispute is available for both the Customer and the Company. The Customer and the Company will use best efforts to resolve the dispute. The responsibilities of the Customer and the Company are as follows:

     a)      Dispute Date and Documentation
             The dispute date is the date on which the Company receives a documented claim in writing. Such documentation must include, at a minimum, but is not limited to:

             o The nature of the dispute, including the basis for the Customer's belief that the bill is incorrect;
             o     The amount of money in dispute identified by each category;
             o     The bill dates and state(s) of the bill(s) in dispute;
             o     Applicable transmission dates and obligation Identifications
                   (IDs).

             If additional, available and relevant information from the Customer is necessary to resolve the dispute, the Company will request this information. This request will not affect the established dispute date if the Customer meets the written documentation requirements stated herein.

                                      -24-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         b)  Resolution of Dispute
             If after investigation of the dispute, the bill is found by the Company to be correct, the parties will consider the dispute settled. The Customer will be responsible for immediate payment of the unpaid amount plus any late payment penalty as set forth in
                               ----
             I.J.4. (Rates and Charges).

             If the bill amount is found to be incorrect, the dispute will be settled as follows. If a credit is due the Customer, the amount due plus any interest payment less any amounts withheld by the Customer
             ----                      ----
             during the dispute will be credited to the Customer's B&C account. The Company will place the adjustment on a subsequent bill, and the adjustment will be for the amount documented in the Company's findings. If a payment is due the Company from the Customer, the Customer will pay the amount due plus any late payment penalty as set forth in I.J.4. (Rates and Charges).

6.       ACCURACY OF DATA

         The Company will make every effort to assure the accuracy of the Customer's B&C bill. If a change is required, the Company will make the necessary adjustment on a subsequent bill. If the Company discovers a necessary correction, and the discovery is not associated with any written inquiry by the Customer, no interest payment applies.

7.       PERCENT OF INTERSTATE USAGE (PIU) FACTOR

         A PIU factor will be developed for each customer account. This factor will be based on the actual number of records sent to the Company for billing. When the jurisdiction for a charge cannot be determined, the PIU factor will be applied to the charge in order to allocate it among the interstate and intrastate jurisdictions.

         The Customer will keep all call detail records and any other data used to calculate these initial PIU factors for eighteen (18) months. The Company may verify the Customer's PIU factors by sending the Customer a written request for all pertinent information which the Customer will provide within thirty (30) calendar days from receipt. The Customer will provide the Company the requested information on a prospective basis if the historical information cannot be provided.

         After the Company has billed twelve (12) months of Customer records and service(s), the Company has the right to update the Customer's PIU based on this historical data. Thereafter, the Company may, at its sole discretion, recalculate, revise and reapply the Customer's PIU factors to its B&C bill(s) at least, but not limited to, once a year on an on-going basis. The Customer will be notified of changes to its PIU factors sixty (60) calendar days before the effective date.

                                      -25-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I.  GENERAL PROVISIONS

PART G. AUDIT PROVISIONS

1.      GENERAL DESCRIPTION

        The Customer will have the right to perform an audit, which is the review of multiple subjects, and/or an examination, which is the review of only one subject such as Unbillables or Uncollectibles (also referred to as "special examinations"), of the Company's records relating to services purchased under this Agreement. The audit or examination will be at Company locations for the service(s) purchased under this Agreement in accordance with the terms and conditions set forth in this Part. These terms and conditions apply to all services purchased under this Agreement.

2.       TERMS AND CONDITIONS

         The Customer will initiate an audit or examination by giving the Company written notification of its intent to perform an audit or examination at a minimum of ninety (90) calendar days before the Customer's desired start date.

         a)   On Site
              o Audits and examinations will be performed during normal Company business hours only on information that reasonably may bear upon the provision of services specified as part of this Agreement.

              o A maximum of one (1) audit per calendar year and two (2) examinations per calendar year are granted by the Company.

              o Audits are limited to a maximum period of three (3) weeks on-site, provided all key personnel and documentation are available at the start of and throughout the audit.

              o Examinations are limited to a maximum period of two (2) weeks on-site, provided all key personnel and documentation are available at the start of and throughout the examination.

              o Audits and examinations are limited to one (1) Regional Accounting Office (RAO) or state.

         b)       Miscellaneous
              o Each party will bear its own expenses in connection with performing an audit or examination.

                                      -26-
                                   July 1993

                                    EXHIBIT A
                                     of the
              Billing and Collection Services Operating Contract

              o Should the Customer commission an independent auditing firm, the authorized firm representative must sign a joint non-disclosure agreement with the Customer and the Company.

              o All information received or reviewed by either party or authorized representative is considered proprietary. Its use will be limited to:

                   -     performance of the audit or examination;

                   - preparation of any report(s) for the sole purpose of providing audit or examination results, and the resolution of its findings, to authorized
                         Customer, firm, and Company personnel only;

                   - no other purpose unless agreed to in writing by the Customer and Company.

              o For any special Customer data requirements, the Customer will issue a Purchase Order Number (PON) through the OBR Process and pay the cost for the extraction.

              o The Company will respond to the Customer's inquiries or audit findings within the specified time frame set forth in I.G.2. (Written Notification and Time Frame Requirements).

         c)   Handling Of Material
              Company materials and data reviewed by the Customer are considered proprietary and cannot be copied or removed from site.

              Observation or monitoring of Company employee contacts with End Users is prohibited.

              Interview of a Company non-management employee is prohibited.

3.       WRITTEN NOTIFICATION AND TIME FRAME REQUIREMENTS

         The Customer will provide the Company written notification of its intent to perform an audit or examination at a minimum of ninety (90) calendar days before desired start date. This written notification must include, at a minimum:

         o    The specific objective of the audit or examination;

                                      -27-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         o     The start date of the audit or examination;

         o The scope of the audit or examination. The scope will not change once the audit or examination begins;

         o The data and/or documents to be audited. The data request stands as written once the audit or examination begins;

         o     The site to be audited.

         o The requested location(s) for performing on-site activities. Location(s) will be mutually agreed upon by the Customer and Company;

         o The data request sample size. Sarnple size will be mutually agreed upon by the Customer and Company;

         o The specific period or test month requested to be audited. Test month will be limited to the three (3) months before audit or examination start date, or to a mutually agreed-upon test month;

         o The Customer's expected duration of on-site activity. The Customer will limit on-site audit activities to a maximum period of three (3) weeks, and on-site examination activity to a maximum period of two (2) weeks;

         o The names, addresses and telephone numbers of Customer personnel and/or outside firm representatives conducting the audit or examination.

         Within fifteen (15) calendar days of Customer notice, the Company will acknowledge receipt of written notification and may at that time, for good and reasonable cause, change the audit or examination start date to a mutually agreed-upon date.

         Once the start date is mutually agreed upon, the Company will schedule a pre-review meeting with the Customer within thirty (30) calendar days of the Company's receipt of the written notification described herein. This pre-review meeting cannot be less than forty-five (45) calendar days before the Customer's audit or examination start date. The pre-review meeting activities will include, but are not limited to:

         o Clarification and concurrence of Customer's requests as outlined in the written notification;

         o     Review of sample documentation;

         o Concurrence in documentation to be provided during audit or examination.

                                      -28-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

4.       FINAL REPORT AND CLAIM PAYMENT

         Within forty-five (45) calendar days of an audit or examination's conclusion, the Customer will provide to the Company a final report, in writing, identifying any deficiencies found and documenting any claims associated with the audit or examination. In the event this time frame cannot be met, the Customer will advise the Company and negotiate an extension.

         Upon receipt of the Customer's final report, the Company will investigate all findings and claims. After investigation, the Company will provide a response, in writing, within forty-five (45) calendar days of receipt of the Customer's final report. In the event this time frame cannot be met, the Company will advise the Customer and negotiate an extension.

         This report will detail the Company's investigative actions, and may resolve that one of the following is true: (1) no settlement is due, (2) a settlement is due to the Customer from the Company, or (3) a settlement is due the Company from the Customer.

         If the resolution is (1), both parties will document the agreed-upon resolution, and close the finding and associated claim.

         If the resolution is (2), the Company will adjust a subsequent bill and/or settlement due the Customer for the mutually agreed-upon amount, and will make any associated interest payment as set forth in I.J.4.e. (Rates and Charges).

         If the resolution is (3), the Customer will pay the Company the mutually agreed-upon claim and any associated interest payment as set forth in I.J.4.e. (Rates and Charges).

         The Customer will provide concurrence with or objection to the Company's respond within forty-five (45) calendar days of receipt of the Company's written response.

5.       BILLING OF CLAIM

         The Company will pay the mutually agreed-upon claim amount and any associated interest payment by adjusting a subsequent bill and/or settlement due the Customer.

                                    - 29 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE I. GENERAL PROVISIONS

PART H.   OPEN BILLING REQUESTS (OBRs)

1.        GENERAL DESCRIPTION

          Once the Customer's initial service establishment is complete for any service(s) purchased under this Agreement, i.e., Recording, Bill Processing, etc., the Customer may purchase new B&C Services or enhancements and/or initiate modifications to existing service(s) through the Company's OBR process. The Company agrees to use best efforts to make such modifications, subject to the terms and conditions set forth in this Part, and as specified in the individual service MODULES within this Agreement.

          The Customer may submit three types of written OBRs:

          o An Information Letter (L) is an administrative change in the Customer's "Business as usual", e.g., change in designated contact manager, change in mailing address, etc., not requiring program-ming changes. No programming changes will be made by the Company. No charges will be billed to the Customer for the change.

          o An Order of Magnitude (OM) is a specific request for a Time and Cost (T&C) estimate. The T&C estimate will not be binding on either party. This enables the Customer to gain knowledge and determine the feasibility of pursuing the modification before making a commitment.

          o A Purchase Order Number (PON) is a specific request to purchase new B&C Services or initiate modifications to existing services). The Customer will be charged both the programming and nonprogram-ming, recurring and nonrecurring charges incurred by the Company to develop and implement the modification, and, as appropriate, provide the service(s) on an on-going basis.

2.        DOCUMENTATION AND TIME FRAMES

          In the Customer's initial OBR correspondence, a complete information package must be provided for the Company to develop a T&C estimate and implement the request. The following list gives examples of what this package is to contain, as appropriate for the specific modification:

         o   Type of OBR; i.e., IB, OM, or PON;
         o   Detailed description of the requested modification;
         o   Billing Specifications (OMs and PONs only);

                                     - 30 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         o   Illustrative tariff(s);
         o   Methods and Procedures;
         o   Tax applications;
         o   Journal account codes;
         o   Bill format example;
         o   Service order example;
         o   Record description for interfaces;
         o   Requested completion date.

         With the exceptions stated herein, the Company will respond within twenty (20) business days from receipt of a Customer's IL.

         With the exceptions stated herein, within twenty (20) business days from receipt of a Customer's OM or PON, the Company will mail the Customer a written Time and Cost T&C) estimate.

         For PONs only, within forty (40) business days from the date of the T&C estimate, the Customer will notify the Company, via an authorization letter, that the estimate is accepted or rejected. The T&C estimate and Customer PON will be void if the Customer fails to accept a T&C quote within the forty (40) business day time limit. Once void, the Customer may resubmit a new PON. The Company will determine on an ICB the conditions and period of time necessary to implement each PON. See I.H.4. (PON Authorization and Concurrence) below for further details on PON authorization and concurrence.

         For calculating the estimated cost of the Customer's OM or PON, the Company will use: a) the applicable rates and charges as set forth in I.J. (Rates and Charges); b) the appropriate tariff rate; and/or c) any ICB rates/charges negotiated and authorized by both the Customer and the Company.

         For complex modification, the Company may require an extension to the Company's standard twenty (20) business day T&C estimate time frame. The Company will notify the Customer of this extension within fifteen (15) business days from receipt of the Customer's OM or PON and the Customer and Company will negotiate a new T&C estimate date.

         The Customer will consider the twenty (20) business day commitment met by the Company when questions and/or issues necessary to complete the Customer's OM or PON billing specifications are sent to the Customer for answers/resolutions. The twenty (20) business day time frame starts over when the Company receives the Customer's answers/resolutions in writing. The Company will cancel the Customer's OM or PON if the Customer does not provide the Company with answers/resolutions by the fortieth (40th) business day from the date on the Company's T&C estimate letter.

                                    - 31 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

3.        CHARGE SAMPLE

         Upon request from the Customer, in the initial PON correspondence, the Company will provide:
         o   a copy of an End User bill (with account information deleted);
         o   a report sample; or
         o other implementation validation media mutually agreed upon by both parties.

         This documentation will demonstrate the authorized changes after the first billing cycle, but not later than forty-five (45) business days after implementation. The Company will notify the Customer in circumstances where, despite best efforts to do so, the Company cannot locate any End User usage affected by the billing change. The Customer will then, via the PON, supply the Company with account numbers or other information identifying End Users whose billing the Customer believes is affected by the billing change. The Company will then provide the Customer a copy of such End Users' bills.

4.       PON AUTHORIZATION AND CONCURRENCE

         Before the Company will concur, the Customer's written PON authorization must include all appropriate information, including the following:

         o The Company assigned PON number which is provided in the T&C estimate letter;
         o   The issue date of the Customer's initial PON correspondence;
         o The specific rates and charges (both non-recurring and recurring) quoted in the Company T&C estimate letter;
         o The implementation date(s) mutually agreed upon by the Customer and Company.

         The Company will add concurrence signature and date at the bottom of the Customers PON authorization letter and return a signed original to the Customer within ten (10) business days of receipt. The PON development and implementation work will begin only upon signature of both parties.

5.      PON PRE-AUTHORIZATION

         The Customer may pre-authorize a PON modification for:

         o   Development Only - Company begins development work; or
         o Development and Implementation - Company begins development and implementation activities.

                                    - 32 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         This pre-authorization is only for services and changes for which the Company has published standard rates and charges (both non-recurring and recurring), or for a dollar amount the Customer is willing to pay for the modification.

         With published standard rates and charges, within ten (10) business days from the receipt date of the pre-authorized PON, the Company will send the Customer the scheduled implementation date. The Customer will then give the Company billing authorization within twenty (20) business days from receipt.

         When the Customer pre-authorizes a dollar amount it is willing to pay for a given PON, the Company will send the Customer the T&C estimate within ten
(10) business days from receipt of the pre-authorized PON. The Customer will then give the Company billing authorization within twenty (20) business days from receipt. If the Customer does not provide the Company the required written billing authorization, the Company may bill the Customer for all work performed at the scheduled or tariffed rate, up to the point of cancellation and/or up to the limit of the pre-authorization, whichever is less.

6.      COMPLETION AND CONDITION

        Within five (5) business days from completion of the Customer's PON, the Company will send the Customer written confirmation that all work is completed and all billing procedures are in place.

        For ILs, whether work is or is not required by the Company, the Customer and Company will consider an IL complete when the Company notifies the Customer of its action. If the IL implementation results in chargeable work, the Customer agrees to resubmit the needed modification as a PON and pay: a) the applicable rates and charges as set forth in I.J. (Rates and Charges); b) the appropriate tariff rate; and/or c) any ICB rates/charges negotiated and authorized by both the Customer and Company.

        An OM will be considered complete when the T&C response letter is mailed to the Customer. If the Customer would like to implement the modification upon receipt of the OM's T&C, the Customer agrees to issue a PON. In such cases, the Customer will reference the Company-assigned OM number and the OM's initial issue date within the text of the initial PON correspondence.

A PON will be considered complete by the Customer and Company when:
         o a written Implementation Validation Form (IVF) is mailed to the Customer;
         o   the PON is cancelled by the Customer;
         o or the PON is cancelled by the Company under the terms and conditions set forth in this Part.

                                   -- 33 --
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

7.      BILLING

        Customer-authorized PON cost will be billed on a subsequent B&C bill as follows:

        o   PONs under S100,000 will be billed after completion of all work;
        o PONs over S100,000 will be billed monthly for the work completed in the given bill period.

        For PONs cancelled by the Customer, the Customer will pay the Company for all work performed at the scheduled and/or tariff rate(s) up to the point of cancellation.

        If the Company is unable to implement changes to the B&C program required to bill the Customer for the PON's recurring rates and charges, the Company may bill using another Charges and Credits (OC&C) entry or may retain records and then back bill the Customer when the necessary billing system changes are implemented.

8.      ACCURACY OF DATA

        The Company will make every reasonable effort to assure the accuracy of the Customer's OBR billing. At such time a change is required, the Company will make the necessary adjustment on a subsequent B&C bill with no interest payment applied.

                                   -- 34 --
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         MODULE I.   GENERAL PROVISIONS

         PART I.   RESERVED FOR FUTURE USE

                                     - 35 -
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


MODULE I. GENERAL PROVISIONS

PART J.   RATES AND CHARGES

1.   SERVICE ESTABLISHMENT AND PROGRAM DEVELOPMENT CHARGES

     a)   Service Establishment Charge
          The following Service Establishment Charge will be billed upon the effective date of this Agreement.

          Service Establishment Charge
          per new Customer Agreement         (*)

          This one-time charge is applied to the Customers initial Agreement regardless of the number of services purchased, and whether they are provisioned in one state or in all nine.

          If at any time during the life of this Agreement, and/or during renewal, the Customer Other purchases additional services and/or expands its existing service to additional states, no additional Service Establishment Charges will be due the Company. However, each service has its own unique Program Development and other applicable development charges which the Customer agrees to pay the Company to establish the given service(s).

     b)   Bill Processing Service Proven Development Charges

          In addition to the Service Establishment Charge, the initial Bill Processing Service program development charges, as applicable, will be due upon completion of testing but in no event later than six (6) months from the effective date of this Agreement.

          Description Charge
          -------------------

          o   Tape Settlement
                 o   other CMDS Host                          (*)
                 o   direct tape or
                     Company CMDS Host                        (*)

          o   MSS Program Development
              (includes three [3] test tapes at no
              additional charge)
                 o   For only one Company state               (*)
                 o   For more than one Company state          (*)

                                      -36-
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

          .   Sub-CIC Processing
              .   Up to ten (10) sub-CICs                 (*)

          .   Logo
              .   Initial set-up                          (*)

     c)   Recording Service Program Development Charge
          This charge win be determined on an ICB.

2.   MINIMUM YEARLY B&C SERVICE(s) CHARGE REQUIREMENT

     a)   General Description
          The minimum yearly B&C Service(s) charge will be     (*)   . This
                                                            ----------
          charge includes all services provided to the Customer during each twelve (12) month period while this Agreement is in effect. Calculation of the B&C Service(s) charge win begin the first month that live End User billing for Bill Processing Service is rendered and no later than six (6) months from the effective date of this Agreement. This charge win be in addition to any initial Service Establishment and/or Program Development charges associated with establishing service. In the event that the Customer's total B&C
          Service charges are less than    (*)     for any twelve (12) month
          period, the Customer will pay the Company an amount equal to the
          difference between    (*)     and the Customer's service charges under
          this Agreement. This amount win be calculated by the Company and billed to the Customer as set forth in I.J.2.b. (Billing).

          If the period for determining the Customer's minimum yearly B&C Service(s) charge is less than twelve (12) months, the Company will prorate the minimum yearly charge requirement accordingly.

    b)    Billing
          Within ninety (9O) calendar days from the last day of the twelfth
          (12th) month, the Company win total the Customer's charges for all B&C Services purchased under this Agreement for the completed twelve (12) month period. The Company will then send written notification of these findings to the Customer and appropriately adjust a subsequent bill.


                                      -37-
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

3.   CUSTOMER TESTING


     Included in the Program Development Charge described in IJ.l.b. (Bill Processing Service Program Development Charges) above, for all new or additional Message Billing Services, the Company will process three (3) test data files for each service verification at no additional cost to the Customer.

          o If the Customer is establishing a Message Billing Service and requires additional tests for each service verification, the Company will continue to process Customer test data files at the charge shown in the chart following.

          o If the customer is establishing either a Recording Service or a Billing Information Service Custom Report, the Program Development Charge will be determined on an ICB. The Company will provide the Customer one (1) test data file. If the Customer requires additional test data files, the applicable ICB recreate rate and/ or charge will apply as shown in the chart following.

         Description                                                    Charge
         ------------                                                   ------

         -    Bill Processing Service
              Per Additional Test Data File
              (Three [3] are processed by the Company at no charge)       (*)

         -    Billing Information Service Custom Report
              Per Additional Test Data File
              (One [1] is provided to the Customer at no charge)          (*)

         -    Recording Service
              Per Additional Test Data File
              (One [1] is provided to the Customer at no charge)          (*)


         If the Customer's Bill Processing Service is established and the Customer wishes to add an enhancement to its service, the following charges apply for up to three (3) test data files. If additional test data files are processed, each additional test, whether complete or abbreviated, will be processed at an additional charge of (*).

         o   Bill Processing Service Enhancement Testing
             o   Complete - from Customer initial
                 distribution through Bill Format                         (*)

             o   Abbreviated - from Customer initial
                 distribution through IXC Interface                       (*)

                                      -38-
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

4.   LATE PAYMENT PENALTY, INTEREST FACTOR AND CALCULATION OF PAYMENT

     The late payment penalty or interest factor for this Agreement is (*)
per month (.  (*)   per day simple interest) or (*) annually. The resulting
amount will be rounded to the nearest penny; i.e., to two decimal places.

        a)   B&C Service Security Deposit
             For the B&C Service Security deposit set forth in I.D.1., the interest factor stated above will be applied daily to the deposit amount based on a mutually agreed-upon ending date. The Customer will either receive a check or the deposit will be credited to a subsequent B&C bill due the Customer.

        b)   B&C Bills
             For B&C bills set forth in I.F.4., the late payment penalty factor stated above will be applied daily to the portion of the Customer payment not received by the Company on the payment due date. It is calculated for the number of days from the payment due date to, and including, the date the Company receives full payment from the Customer.

        c)   B&C Bill Claim Payments
             For B&C bill claim payments, set forth in I.F.S., the late payment penalty and/or interest factor stated above will be applied daily to the amount owed. Interest will accumulate beginning either on the date the written documented claim is received by the Company or from the bill payment due date, whichever occurs later. The Customer will either receive a check or the resolution amount will be posted as an adjustment on a subsequent B&C bill due the Customer.

        d)   PAR Claim Payment
             For PAR claim payments, set forth in II.D.S.c., the late payment penalty and/or interest factor stated above will be applied daily to the amount owed. Interest will accumulate beginning either on the date the written, documented claim of the monies in question is received by the Company, or from the settlement due date, whichever occurs later. The Customer will either receive a check or the resolution amount will be posted as an adjustment on a subsequent settlement payment.

         e)  Audit Claim Payments
             For audit claim payments, as set forth in I.G.4. (Final Report and Claim Payment) and I.G.S. (Billing of Claim), the interest factor stated above will be applied as follows:

                                      -39-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         o Interstate/International jurisdiction: Each claim will be reviewed on an ICB to determine applicability of interest payment.

         o Intrastate jurisdiction: Interest payment is not applicable in accordance with the state access tariffs.

         The interest payment will not be applicable if it is determined that the claimant was responsible for circumstances causing the error. Both parties will mutually agree on the interest payment applicability when multiple contributable factors are involved.

         The interest payment start date is the receipt date of the claim provided all documentation to substantiate the claim is submitted on receipt date and mutually agreed upon between the Customer and the Company. When actual data to support the claim has to be retrieved by either the Customer or the Company, the interest payment date is the day both parties mutually agree upon supporting documentation and revenue amount.

         The interest payment stop date is the date the claim revenue amount is posted to a subsequent bill and/or settlement due either party.

                                      -40-
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                    material has been separately filed with the
                                                  Commission.

                                   EXHIBIT A
                                    of the
              Billing and Collection Services Operating Contract

5.   OPEN BILLING REQUESTS

     The following Program Development rates and charges apply to the hours required by the Company to design, develop, test, and maintain the necessary programs for all the services purchased under this Agreement and used to calculate the Customer's total OBR cost. When the charge for a given service or change is on an ICB, the Company will document the hours and fractions thereof used by the Company personnel to provide program development and will billed the Customer in accordance with this record. The hours and fractions will then be totaled and rounded to the nearest hour.

     The basic per hour rate for program development is for the use of one hour of one Company employee's time required to design, develop, test and maintain necessary programs. The premium per hour rate is for either a Company employee's time or for a programmer contracted by the Company.

         Description                                                     Rate
         -----------                                                     ----

         o  Special Order Charge,
            per PON authorized and implemented                           (*)

         o  Program and Development Rate,
            -        Standard, per hour
                     (Rate applicable to work performed
                     with the Company's normal work
                     schedule and using the normal
                     work force.)                                        (*)

            -        Premium, per hour
                     (Rate applicable to work performed
                     outside the Company's normal work
                     schedule and/or which requires additions
                     to the work force. The Customer may
                     contact its Company representative to be
                     advised of normal work schedule.)                   (*)

         o  Non-Program and Development Rate,
            -        Standard, per hour
                     (Rate applicable to work performed
                     with the Company's normal work
                     schedule and using the normal
                     work force.)                                        (*)

                                      -41-
                                   July 1993

                                  Confidential Treatment Requested. The redacted
                                     material has been separately filed with the
                                                   Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

6.   BILL PROCESSING SERVICE

         Description                                              Rate
         -----------                                              ----

         a)   Bill Processing Service,
              -   per message                                     See Addendum A
              -   per bill                                        See Addendum A

         Bill Processing Service Per Message and Per Bill and the terms applicable thereto are set forth in Addendum A to this Exhibits


         b)   Receipt of Data Transfer of Rated
              Customer Message Detail
              To the Company From the Customer or a Location
              Designated by the Customer,
              -   per record received                                   $ (*)

         c)   Delivery by Data Transfer of Rated
              Customer Message Detail
              From the Company To the Customer or a Location
              Designated by the Customer,
              -   per record processed                                  $ (*)
              -   per record sent                                       $ (*)
              -   per tape or diskette                                  $ (*)

         d)   Receipt of Data Transmission of Rated
              Customer Message Detail
              To the Company from the Customer or a Location
              Designated by the Customer,
              -   per record received                                   $ (*)

         e)   Delivery by Data Transmission of Rated
              Customer Message Detail
              From the Company to the CMDS Center, or from
              the Company to Customer or a Location Designated
              by the Customer,
              -   per record processed                                  $ (*)
              -   per record transmitted                                $ (*)
              -   per data file                                         $ (*)


                                      -42-
                                   July 1993

                                Confidential Treatment Requested.  The redacted
                                  material has been separately filed with the
                                                    Commission.

                                    EXHIBIT A
                                     of the
                Billing and Collection Services Operating Contract


         f)   Receipt or Delivery by Data Transmission
              of Rated Customer Message Detail
              To the Company from CMDS Center or from
              the Company to the CMDS Center,
              -   per record received or delivered                    $ (*)

         * The Company will determine the total charge based on its count of the records received or delivered and, when applicable, the number of tapes required.

         g)   End User Account Activity
              (1)   End User Balance Due Change,
                    -   Special Order (Adjustment) To
                        Receive Each End User Balance
                        Due Change
                        o Standard procedure,
                          each                                        $ (*)
                        o Non-Standard procedure,
                          each                                          (*)

              (2)   End User Account Establishment and Change,
                    -   Other than rate element rate level change,
                        per End User account non-recurring and
                        recurring rate element established or
                        changed, and End User balance due
                        changed,
                        each                                          $ (*)

         h)   "Without Inquiry" Optional Services,
              (1)   Investigation of Bill Charges
                    -   per message processed                         $ (*)

              (2)   Message-Billed Message Investigation,
                    Service
                    -   per End User account,
                        per occurrence                                $ (*)

        (i)   "With Inquiry" Service
              Message-Billed Inquiry
                    -   per message processed                         $ (*)


                                      -43-
                                   July 1993

                                 Confidential Treatment Requested.  The redacted
                                    material has been separately filed with the
                                                      Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


         (j)   Marketing Message,
               -   Standard message,
                   per message, per bill                                 $ (*)
               -   Separate Page message,
                   per message, per bill                                 $ (*)

         (k)   Expedited Marketing Message Request Charge,
               -   per request                                           $ (*)

         * This rate includes Message-Billed Message Investigation Service and Investigation of Bill Charges.

         ** The Company will determine the total charge based on its count of interstate and intrastate Marketing Messages. The PIU will apply to determine the jurisdiction of the Marketing Messages.

7.   BILLING INFORMATION SERVICES


         Description                                                      Rate
         -----------                                                      ----

         o   Service Establishment for or changes to
             Billing Information Service,
             -   Per Special Order,                                       (*)

         o   Custom Reports,
             for Message Detail and/or Account Detail
             -   Per tape                                                 (*)
             -   Per data file                                            (*)
             -   Per report                                               (*)
             -   Per record                                               (*)
             -   Per microfiche                                           (*)

         o   Day Transmission to a Customer Location
             of Billing Information Detail,
             -   Per record transmitted                                   (*)

         o   Updating of Customer Data Bases or Files
             -   Per record transmitted                                   (*)

         o   File Interrogation
             -   Per request received                                     (*)


                                      -44-
                                   July 1993

                                               Confidential Treatment Requested.
                                                  The redacted material has been
                                           separately filed with the Commission.

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


8.   RECORDING SERVICE

         Description                                                      Rate
         -----------                                                      ----

         o  Recording Rate,
            -   If Minimum Yearly B&C Charge*
                is met (See I.J.2.a.),
                Rate per customer message                                 $ (*)

            -   If Minimum Yearly B&C Charge*
                is NOT met (See I.J.2.a.),
                   ---
                Rate per customer message                                 $ (*)

         o  Assembly and Editing,
            -   Unsorted without name and
                address information,
                Rate per record processed                                 $ (*)

         o  Delivery of Message Detail,
            -   Per record transmitted/1/                                   (*)
                Per tape                                                  $ (*)

         /1/ ICB rates and charges apply.


     * In each twelve (12) month period, the Company will use the Customer's annual Recording Revenue Statement (set forth in IV.B.2.b. - Customer Revenue Statement), and assume the Customer will meet the Minimum Yearly B&C Charge, set forth in I.J.2., to determine which rate will apply.

     Within ninety (90) calendar days after the twelfth (12th) month, the Company will determine whether the Customer met the Minimum Yearly B&C Charge.

     If the Customer meets the Yearly Minimum B&C Charge, there will be no adjustment made to the Customer's account.

     If the Customer does not meet the Yearly Minimum B&C Charge, the Company will apply the appropriate Recording rate per Customer message to all messages recorded within the twelve (12) month period under review. The company will then appropriately adjust a subsequent B&C bill to true-up the account.

                                      -45-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                       MODULE II. BILL PROCESSING SERVICE

         PART                                                            PAGE

         A.   GENERAL DESCRIPTION........................................ 48

         B.   PROVISION OF SERVICE....................................... 49
              1.   Scope
              2.   Purchase of Accounts Receivable (PAR)
              3.   Minimum Service Period Requirement
              4.   Customer Volume Estimates
              5.   Age of Message Limitation
              6.   Customer's Service(s)
              7.   Authorization to Deny Service

         C.   CUSTOMER RATED MESSAGES.................................... 51
              1.   Message Format, Content and Delivery
              2.   Unbillables
              3.   Errors or Omissions
              4.   Lost or Damaged Messages
              5.   Application of Rates and Charges

         D.   PURCHASE OF ACCOUNTS RECEIVABLE (PAR)...................... 54
              1.   Transmitted Revenue
              2.   Taxes
              3.   Recourse
                   a)  Unbillables
                   b)  Post Billing Adjustments
                   c)  Bad Debt
                       (i)     Bad Debt Allowance
                       (ii)    Bad Debt Allowance Reserve
                       (iii)   Net Bad Debt
              4.   True-up
              5.   Settlement
                   a)  Determination of Settlement Due Date
                   b)  Late Payment Penalty


                                      -46-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                       MODULE II. BILL PROCESSING SERVICE
                                    Continued


         D.   PURCHASE OF ACCOUNTS RECEIVABLE (PAR) Cont'd:............... 54
              5.   Settlement Cont'd
                   c)   Disputes/C1aims and Resolution
                        (i)   Dispute Date and Documentation
                        (ii)  Resolution of Dispute
                   d)   Accuracy of Data

         E.   END USER ACCOUNT MANAGEMENT................................. 61
              1.  Service Deposits
              2.  Post Billing Adjustments
              3.  Post Billing Message Investigation Service and
                    Investigation of Bill Charges
              4.  End User Account Activity
                  a)  End User Balance Due Change
                  b)  End User Account Establishment and Change
              5.  Account Information
              6.  End User Late Payment Charges
              7.  Collection/Treatment
              8.  Disputes

         F.   WITHOUT INQUIRY............................................. 65
              1.  General Description
              2.  Customer Responsibilities
              3.  Post Billing Adjustments
              4.  Post Billing Message Investigation Service
              5.  Investigation of Bill Charges Service

         G.   ORDERING BILL PROCESSING SERVICE............................ 67
              1.  Initial Service Order
              2.  Changes
              3.  Cancellations


                                      -47-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.   BILL PROCESSING SERVICE

PART A. GENERAL DESCRIPTION

    Bill Processing Service is a Message Billing Service and includes the following billing and collections functions performed by the Company on the Customer's behalf:

    -   Establish End User accounts for the Company and/or Customer;
    -   Collect and maintain End User service deposits;
    - Post Customer messages with associated charges to End User accounts. These charges are included in the total amounts due to the Company for telecommunication services received by the End User accounts;
    - Prepare and mail a separate Customer bill page(s) of Customer rated messages with associated charges in the Company's regular monthly bill for Local Telephone Exchange Service;
    -   Receive payments for amounts due;
    -   Maintain End User accounts;
    -   Perform Collection and Treatment processes on End User accounts;
    -   Perform pre-billing investigation;
    -   Perform post-billing investigation when ordered by the Customer; and
    -   Perform Inquiry ("With Inquiry") when ordered by the Customer.

    It does not include Rating Service (also called "Message Processing"
            ---
    Service.)

    Refer to Module I., General Provisions, for more information relating to Bill Processing Service, specifically I.J., Rates And Charges. Module I is a companion to the terms and conditions set forth in this Module and in Module III, optional Message Billing Services, which details additional services available for purchase by the Customer.

                                      -48-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.   BILL PROCESSING SERVICE

PART B.   PROVISION OF SERVICE

1.   SCOPE

     This Agreement applies only to those Customer rated messages received into the Company's bill processing system and can be posted to Company End User accounts. The Company will not establish an End User account solely for billing of Customer services.

     The Company will provide Bill Processing Service to the Customer on a state-by-state basis either "With Inquiry" or "Without Inquiry" at the appropriate rates and charges set forth in I.J.6. (Rates and Charges). See II.F. (Without Inquiry), and III.B. (With Inquiry) for details on Inquiry services.

2.   PURCHASE OF ACCOUNTS RECEIVABLE (PAR)

     The Company will purchase the Customer's accounts receivable of End
User amounts due for Customer services and charges billed by the Company, through its Bill Processing Service, less amounts due which the Company cannot bill and/or collect. The Company will purchase the Customer's accounts receivable on a monthly basis. See II.D. (Purchase of Accounts Receivable) for details.

3.   MINIMUM SERVICE PERIOD REQUIREMENT

     The minimum service period for which a Customer may purchase Bill Processing Service is one (1) twelve (12) month calendar period.

4.   CUSTOMER VOLUME ESTIMATES

See Addendum A of this Agreement for details on this subject.

5.   AGE OF MESSAGE LIMITATION

     The Customer will send the Company messages and charges with an age of six (6) months or less for input into the Company's bill processing system. The age of the message is based on the date the call was placed or the date the charge was incurred by the End User. Any call older than six (6) months will be returned to the Customer.

                                      -49-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

6.   CUSTOMER'S SERVICE(S)

     The Customer will be responsible for all End User contact and arrangements concerning the provision and maintenance of the Customer's Service(s), even if the Customer purchases Bill Processing Service "With Inquiry". For example, the Company will not, under this Agreement, handle End User complaints about the Customer's network/service provision quality.

     The Customer will be responsible for collecting all End User balances due before any messages with associated charges are purchased from the Customer and billed by the Company.

     At the written request of the Customer, the Company may agree to perform additional billing and collection functions for the Customer's Message Billing Service(s) which will be reviewed on an ICB. These requests will be submitted and reviewed in accordance with the Company's OBR procedures. See I.H. (Open Billing Requests).

7.   AUTHORIZATION TO DENY SERVICE

     By signing this Agreement, the Customer grants the Company the right to refuse service to its End Users for non-payment of any deniable telecommunication service charges rendered by the Company in accordance with the Company's state tariff.

                                      -50-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


MODULE II.   BILL PROCESSING SERVICE

PART C.  CUSTOMER RATED MESSAGES

1.   MESSAGE FORMAT, CONTENT AND DELIVERY

     The Customer will complete all rating and assembling/editing functions and provide the rated message detail in compliance with the Company's standard format. The Company will provide the Customer the precise details of the acceptable standard format and notify the Customer at least six (6) months before any scheduled change to its standard format occurs.

     The Company is responsible for posting and billing only those Customer records in which the Customer has identified the Company End User account to be billed.

     The Customer will deliver its message detail for all Bill Processing Services to the location specified by the Company and will retain a copy of the message detail for at least ninety (90) calendar days. Failure of the Customer to retain a copy for the required ninety (90) days will abrogate the Company's liability as set forth in II.C.3. (Errors or Omissions) and II.C.4. (Lost or Damaged Messages) following for lost or damaged message detail, End User billing errors, and/or errors or omissions in printing and mailing.

     The Customer or its agent may use either data-transfer; i.e.. magnetic tape, cartridge tape, or diskette, or data transmission; i.e., NDM(TM) FTS(TM) or CMDS, as its delivery method under the rates set forth in I.J.6. (Rates and Charges) applying on a per record basis.

     The Company will determine the End User bill format for the Customer services and associated amounts due.

2.   UNBILLABLES

     Customer rated messages which the Company cannot bill to the designated End User account will be either returned to the Customer or investigated by the Company's Message Investigation Center (MIC), as appropriate. Upon completion of the investigation, the billable messages will be posted to End User accounts, and the unbillable messages will be handled in accordance with the Company's procedures. Those unbillables returned to the Customer will be delivered in a medium mutually agreed upon.

                                      -51-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

3.   ERRORS OR OMISSIONS

     If the Customer discovers a Customer generated error, the Customer will notify the Company in writing and the Company will handle the error on an ICB.

     If the Company finds or is notified of an End User billing error, it will mace every reasonable effort to correct the error and bill correctly within the limits permitted by the laws of the state in which the service is provided. If the error is caused by the Company, and the Company cannot correct the billing error in a timely manner, the extent of the Company's liability for damages will be only the known amount misbilled or, when the amount misbilled is unknown, limited as set forth in II.C.1. (Message Format, Content and Delivery) preceding and II.C.4.b. (Lost or Damaged Messages) following.

     If the error is caused by information or directions provided by the Customer, the Customer will be liable for all appropriate charges for Bill Processing Service, as set forth in I.J.S. (Rates and Charges - OBRs) and I.J.6. (Rates and Charges - Bill Processing Service) and Addendum A, and for any other costs and expenses incurred by the Company to correct the error.

4.   LOST OR DAMAGED MESSAGES

     a) If the Company loses or damages the Customer's Rated Messages or incurs bill processing system outages, the Company will attempt to recover the lost Customer messages. If the Customer messages can be recovered, they will be re-processed and serviced as usual. If the lost Customer messages cannot be recovered, the Customer will be requested to re-submit the messages. If the Customer can re-submit, the recovered Customer message will be billed. Any recovered Customer messages subsequently billed, for which the Customer received a credit adjustment under paragraph b) below, will be excluded from the Customer's amounts due. If the Customer cannot re-submit the messages, the extent of the Company's liability for damages will be limited as set forth in II.C.4.b. following.

     b) The Company's liability for lost or damaged Customer Rated Messages, including the situations given in IV.3. and II.4.a). above, is as follows:

         If the Company loses or damages the Customer's Rated Messages in any way, including, but not limited to, bill processing system outages, the extent of the Company's liability for damages will be limited to the granting of a corresponding credit adjustment, less the estimated B&C charges.

                                      -52-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


5.       APPLICATION OF RATES AND CHARGES

         The Bill Processing Service Per Message and Per Bill rates and their application are described in detail in Addendum A of this Agreement. See Billing Information Service, III. D., for the provision, by either data transfer or data transmission, of the Company's custom reports; i.e., Unbillables, Uncollectibles, and Post Billing Adjustments.

                                      -53-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


MODULE II.   BILL PROCESSING SERVICE

PART D.   PURCHASE OF ACCOUNTS RECEIVABLE (PAR)

     The Company will purchase the Customer's accounts receivable files of rated messages, less the amounts which the Company cannot bill and/or collect, as set forth herein. The Company's obligation to purchase the Customer's accounts receivable will be limited to End User amounts due for Customer services and charges billed by the Company through its Bill Processing Service. The Company will purchase the Customer's accounts receivables only on a monthly basis, whether the Customer uses data transfer or data transmission for file delivery.

     With the signing of this Agreement, and once the Customer's Bill Processing Service is implemented and the Company is purchasing the Customer's accounts receivable, the Customer is prohibited from assigning, transferring, selling, exchanging, or giving these accounts receivable to any other entity or person. See I.B.1. (limitations on Assignment and Transfer).

     The amounts due the Customer for the purchase of its accounts receivable will be determined as follows:

1.   TRANSMITTED REVENUE

     The Customer revenue received from the first through the end of the month by the Company's Message Switching System (MSS) and/or CMDS will represent the accounts receivable to be purchased by the Company. Transmitted revenues also include any messages re-billed by the Company for each settlement period. Customer Category 41 credits will reduce the total amount of transmitted revenue.

2.   TAXES

     For each settlement period, the Company will determine the billed taxes associated with the Customer's billed messages. The tax amount will, generally, increase the amounts due the Customer on the Purchase of Accounts Receivable Statement (PARS).

3.   RECOURSE

     The following three (3) Company recourse categories will, generally, decrease the amounts due the Customer for the purchase of accounts receivable. The full amount due, including associated taxes for unbillable amounts and/or uncollectible End User charges, will be recoursed back to the Customer:

                                      -54-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

   a)   Unbillables
        From the first through the twenty-ninth bill period, the Company will determine the Customer's amount of unbillable revenues excluding taxes.

   b)   Post Billing Adjustments (PBAs)
        PBAs represent adjustments posted on live and final accounts. PBAs, which appear on the PARS as "Adjustments," are actual revenue plus any applicable taxes. There are multiple types of adjustments. The following are examples of PBAs but are not all inclusive:

        .   Service fault adjustments resulting in a billing error.

        .   Adjustments to satisfy the End User.

        . Recourse adjustments are non-deniable; for example, 900 adjustments, or situations where the End User is disputing charges with the Customer who is doing the Inquiry.

        End User adjustments may be initiated by either the Customer or the Company. On the Customer's PARS, these adjustments are representative of a journal month.

        For more information on Post Billing Adjustments see II.E.2. (End User Account Management), II.F.2. (Without Inquiry) and III.B.2. (With Inquiry) following.

   c)   Bad Debt
        (i)   Bad Debt Allowance
              Bad Debt Allowance is the Company's estimated amount of Customer bad debt. It is based on the given journal month of the Customer's billed revenue multiplied by a Bad Debt Factor. See II.D.5. (True-up) below for more information on the Bad Debt Factor. The calculated Bad Debt Allowance will, generally, decrease the amounts due the Customer for the purchase of its account receivable.

        (ii)  Band Debt Allowance Reserve
              Bad Debt Allowance Reserve is an amount withheld by the Company from the Customer's PAR Settlement for the first nine (9) months of live interstate End User billing which will be retained by the Company up to twelve (12) months after the termination of this Agreement to assure all outstanding bad debt

                                  -55-
                                July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

              true-up amounts are paid. See I.D.2. (Company Service Security Requirements) for details on this subject.


        (iii) Net Bad Debt
              The Customer's Net Bad Debt also referred to as "Realized bad debt," is made up of the net two parts:

              (1) Actual write-offs of End User amounts due that have been removed from the Company's books after standard collection efforts are completed.

              (2) Recoveries on previously written off End User amounts due. A recovery is a payment made on an End User account previously removed from the Company books.

        Certain types of services/revenues for a Customer are directly written off to the Customer as they become realized. No allowance is charged up front against the Customer's accounts receivable. Direct write-offs are not part of the quarterly true-up process. An example of a direct write-off is tax. Taxes associated with net bad debt are reported on the PARS and recoursed to the Customer when realized; i.e., the month in which the revenue is written off or recovered.

4.   TRUE-UP

     True-up is a quarterly process performed by the Company to determine the True-up Amount due from the previous three (3) month period. It is also used to calculate a new Customer Bad Debt Factor for the next three (3) month period.

     True-up Amount - Determined by calculating the difference between the estimated Bad Debt Allowance charged on the PARS during the True-up period and the Customer's calculated realized bad debt for the same period.

     Bad Debt Factor - Determined by dividing the calculated realized bad debt by the Customer's billed revenue for the true-up period. This factor is then used to calculate the Bad Debt Allowance on the PARS during the next three (3) months.

     Before any true-up process begins, the Bad Debt Allowance Reserve is accumulated for the first nine (9) months of live interstate End User billing. If the ending of the nine (9) month period coincides with a regularly scheduled true-up period, the bad debt which occurred in the nine (9) month period will be due the Company. However, if the nine (9) month period does not coincide with a
                                                            ---
normal true-up period, the reserve

                                      -56-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

factor will continue to be applied until the occurrence of the next true-up period. At that time, a true up of the realized bad debt to-date and any allowance calculated after the initial nine (9) month period will be performed.

     Following the completion of the initial true-up, all subsequent true-ups will be performed at three (3) month intervals. These true-ups will be performed during the month following the end of each calendar quarter as shown below:

     True-up           Months                    True-up
     period            Included                  Month
     -------           ---------                 --------

     First             Jan, Feb, Mar             April
     Second            Apr, May, Jun             July
     Third             Jul, Aug, Sep             October
     Fourth            Oct, Nov, Dec             January

     The True-up Amount will be reported on the Special True-up PARS for the month following the true-up month shown above.

     The Bad Debt Factor developed in the true-up will be used on the PARS starting with the month following the true-up month shown above.

5.   SETTLEMENT

     Settlements with the Customer will occur once a month as set forth in 5.a) through 5.d) following:

     a)   Determination of Settlement Due Date
          The settlement due date for the aggregated purchase of the accounts receivable will be determined by adding the average Customer payment availability period (in days) to the averaged bill date of the file receipt purchases. The average Customer payment availability period will be determined annually when the Company performs the monthly lag study. The average bill date will be determined by adding fifteen (15) calendar days to the date the file of End User messages is received from the Customer. Except as provided herein, the Company will remit settlement to the Customer on said settlement due date. The Category 41 negative revenue included in the transmittal revenue amount will not be used by the Company when calculating the settlement due date.

          Payments due to the Customer for settlement which do not exceed $100,000 will be made either by electronic funds transfer or by other means of transferring funds, by check or by draft postmarked two (2) days

                                      -57-
                                   July 1993

                                    EXHIBIT A
                                     of the
          Billing and Collection Services Operating Contract

          before the settlement due date. Payments exceeding S100,000 will be made only by electronic funds transfer.

          Should the settlement due date fall on a Saturday, Sunday, or holiday when the Company is prohibited by the local banks or the Federal Reserve Bank from making payment by electronic funds transfer, the settlement due date is as follows:

              If such settlement due date falls on a Sunday or a Monday on which a payment cannot be made as described above, the settlement due date will be the first business day following the Sunday or Monday.

              If such settlement due date falls on a Saturday, Tuesday, Wednesday, Thursday, or Friday on which payment cannot be made as described above, the settlement due date will be the last business day before the given Saturday, or holiday.

          If the settlement due date falls before the twelfth (12th) business day of the month, the settlement due date for the net amount due to the Customer will not be until the twelfth (12th) business day.

     b)   Late Payment Penalty
          If any portion of the net settlement amount payment is not received by the Customer on the settlement due date, as set forth in 6.a) above, or if any portion of the payment funds are not immediately available to the Customer, then a late payment penalty may be due to the Customer by the Company. The late payment penalty may be applied to the portion of the payment not received by the settlement due date times a late payment penalty factor, as set forth in I.J.4. (Rates and Charges) and paid on a subsequent PARS due to the Customer.

     c)   Disputes/Claims and Resolution
          In the event of a settlement dispute, the Customer must submit to the Company a documented claim in writing for the disputed amount. The Customer will submit any dispute promptly so that the information relevant for the investigation of the dispute is attainable for both the Customer and the Company. The Customer and the Company will use best efforts to resolve the dispute. The responsibilities of the Customer and the Company are as follows:

                                      -58-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

               (i) Dispute date and documentation

                The dispute date is the date on which the Company receives from the Customer a documented claim in writing. Such documentation must include, at a minimum, but is not limited to:

                - The nature of the dispute, including the basis for the
                  customer's belief that the settlement is incorrect.

                - The amount of money in dispute identified by each category;
                  i.e., Adjustments, Unbillables, Taxes, etc.

                - The report month and state(s) of the settlement in dispute.

                - Applicable transmission dates and obligation IDs.

                If additional information from the Customer is necessary to resolve the dispute, the Company will request this information. This request will not affect the established dispute date if the Customer meets the written documentation requirements stated herein.

          (ii)  Resolution of dispute

                If the dispute is received by the Company and resolved before or on the settlement due date, no interest or late payment penalty will apply to the disputed amount.

                If after investigation of the dispute, the settlement is found by the Company to be correct, the parties will consider the dispute settled.

                If the settlement amount is found to be incorrect, the dispute will be settled as follows. If a credit is due the Customer, the amount due, plus any late payment penalty and less any amounts
                            ----                              ----
                withheld by the Customer during the dispute, will be credited to the Customer's settlement account. The Company will place the adjustment on a subsequent settlement, and the adjustment will be for the amount documented in the Company's findings. If a payment is due the Company from the Customer, the Customer will pay the amount due plus any interest payment as set forth in I.J.4. (Rates and Charges).

                                    - 59 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         d)   Accuracy of Data
              The Company will make every reasonable effort to assure the accuracy of the Customer's PARS. At such time a change is required, the Company will make the necessary adjustment on a subsequent PARS. If the Company discovers a necessary correction, and such discovery is not associated with any written inquiry by the Customer, no interest payment applies .

                                       -60-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.   BILL PROCESSING SERVICE

PART E.   END USER ACCOUNT MANAGEMENT

1.   SERVICE DEPOSITS

 .    The Company may collect and maintain a service deposit for each End User account, when necessary, in accordance with its service deposit conditions. This deposit may be required when the End User is establishing an account with the Company for the first time or when the first Customer message is posted to the End User account.

     Consequently, service deposits will not be maintained by individual Customer accounts, but wiU be maintained for the End User account in general.

 .    The Customer will notify its End Users, through its tariffs or by other means, that the Company will, when necessary and in accordance with the Company's service deposit conditions, determine and collect service deposits for the Customer's service(s). The Customer will also include this policy in its service arrangements, and obtain regulatory concurrence for the Company to use its deposit conditions to determine and collect End User service deposits.

 .    Upon written request to the Company, the Customer may obtain a copy of the
     Company's service deposit conditions.

2.   POST BILLING ADJUSTMENTS

     Whether the Customer elects BiU King Service "With Inquiry" or "Without Inquiry", the Customer may initiate End User adjustments for its charga on Company End User accounts by sending the Company a written Interexchange Carrier/Bell Operating Company (IEC/BOC) memo. The Company will provide the Customer operating procedures for processing these adjustments, including the detail information required from the Customer. Examples of the details required are: the Customer message(s) being credited, the End User account number to which the messages were billed, the End User billing name, the date the Customer message(s) was billed by the Company, and the amount of the credit. These adjustments will be received and processed by the Company in accordance with II.D.3. (PAR), II.E.3. Most Biding Message Investigation Service) and II.E.4. (End User Account Activity) at applicable rates set forth in I.J.6. (Rates and Charges).

     The Company will determine the format of the Customer IEC/BOC memo and will provide it to the Customer.
                                       -61-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

8.   DISPUTES

     The Company will not become involved in disputes between the Customer and its End User. Consequently, using guidelines and tariffs established for collecting and handling disputes of its own accounts, the Company may remove a disputed Customer's charge from an End User's account and deduct that amount from the Customer's accounts receivable. It will then be the Customer's responsibility to pursue the collection of that account.

     When the Customer orders Bill Processing Service wWithout Inquiry," the Company will promptly notify the Customer, via an IEC/BOC memo,when the Company becoma aware of an End User dispute. The Customer has thirty-five (35) calendar days to resolve the End User dispute. The resolution must be in accordance with the Company's operating standards and the appropriate regulatory agencies' rules. If the Customer fails to resolve the dispute within the thirty-five (35) calendar day time frame, the Company will recourse the disputed charga to the Customer.

     Any charga identified as fraud under the Company's procedural definition will be recoursed to the Customer.

     The Customer will indemnify and hold the Company harmless for any and all damages and expenses arising from the recourse of End User disputed charges.

                                       -64-
                                    July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.        BILL PROCESSING SERVICE

PART F.  WITHOUT INQUIRY

1.   GENERAL DESCRIPTION

     "Without Inquiry," the Customer's contact number will be printed on the End User's bill page. If the Company representative receives a misdirected End User inquiry, the End User will be referred directly to the Customer. These End User inquiries, which will be referred to the Customer, include:

     .  toll claims and adjustments
     .  rate information
     .  Customer promotions
     .  Customer gift certificates
     .  request for PINs or authonzation code
     .  request for re bills outside Company area
     .  request for direct billing by the Customa
     .  recording problems,; i.e. quations date, time, from number, etc.

     The Customer will be responsible to provide the Company with the telephone number(s) and address where End Users are to be referred, and to notify its End Users through its tariffs or other appropriate means that the Customer is handling bill inquines.

     The Company will notify the Customer when there is a dispute with an End User's account. See II.E.8. (Disputes) for Customa obligations.

2.   POST BILLING ADJUSTMENTS

     See "Post Billing Adjustments" II.D.3.b. (PAR), II.E.2. and II.E.3. (End User Account Management) for this subject.

3.   POST BILLING MESSAGE INVESTIGATION SERVICE

     When the Customer purchases Bill Processing Service Without Inquiry", it may also purchase post Billing Message Investigation Service from the Company for the same state area(s) and time period in which Bill Processing Service is being provided at additional rates set forth in IJ.6. (Rates and Charges).

     With this service, the Company reviews adjusted End User messages to identify unauthorized use of the Customer's service(s) and/or determine proper billing.

                                       -65-
                                    July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

4.   INVESTIGATION OF BILL CHARGES

     When the Customer purchases Bill Processing Sevice wWithout Inquiry," it may also purchase Investigation of Bill Charges from the Company for the same
                  -----------------------------
state area(s) and time period in which Bill Processing Service is being provided at the additional rate set forth in IJ.6. (Rates and Charges).

     This service includes the provision of information about the Customer's End User's charges and deposits where the Customer information can be obtained by the Company; i.e., the Company doa not have Customer, Name, and Address (CNA) information for called parties outside the state operating territory.

     It also includes the provision of an additional copy of the Customer's End User's bill and the address to which the bill was sent. It does not include the CNA of the called party and/or a non-billed calling party, nor does it include activities or responses on charges removed from the bill at the Customer's request.

                                       -66-
                                    July 1993

                                    EXHIBlT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE II.   BILL PROCESSING SERVICE

PART G.   ORDERING BILL PROCESSING SERVICE

1.   INITIAL SERVICE ORDER

     The Customer may order Bill Processing Service by submitting an OBR, as set forth in I.H. (Open Billing Requests). The Service Establishment Charge and Bill
                                           ----------------------------     ----
Processing Program Development Charges set forth in IJ.1. (Rates and Charges)
- --------------------------------------
will apply to all Bill Processing Services except establishment of or change to End User Account data, including calling card data, andlor balances due. These services are ordered under End User Account Activity Service.
                           ---------------------------------

     At the same time the Customer orders Bill Processing Service, it can also order wWith Inquiry", described in III.B. (Optional Message Billing Services), and II.E.4. (End User Account Activity). These services can be ordered for the same state operating areas and time period that Bill Processing Service is ordered under the terrns and conditions set forth in this Agreement.

     Upon acceptance of these Customer orders, the Company will determine the conditions and the period of time required to implement on an ICB.

2.   CHANGES

     The Customer may request a change to its pending initial service order by submitting an OBR as set forth in I.H. (Open BIlling Requests), and the Company will make every reasonable effort to accommodate it. When the change can be accommodated, the Customer will pay the cost incurred by the Company for the change. The Customa will also grant the Company a new service effective date when deemed necessary by the Company to accommodate such a change.

3.   CANCELLATIONS

     The Customer may cancel any pending Bill Processing Service order on any date before the service effective date. The cancellation date will be the date the Company receives written or verbal notice from the Customer that its order is cancelled. If verbal notice is given, it must be followed with written confirmation within ten (10) calendar days.

     When the Customer cancels a service order, it agrees to pay the Company for any program and non-program development completed, and any non-recoverable costs and expenses incurred by the Company up to the cancellation date. This requirement is also addressed in I.H. (Open Billing Requests).

                                       -67-
                                    July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

                                TABLE OF CONTENTS
                                       for

                  MODULE II. OPTIONAL MESSAGE BILLING SERVICES

PART                                                                    PAGE

A.   GENERAL DESCRIPTION................................................ 69

B.   WITH INQUIRY....................................................... 70
        1.   General Description
        2.   Post Billing Adjustments
        3.   Post Billing Message Investigation Service and
             Investigation of Bill Charges

C.   END USER BILL SERVICES............................................. 72
        1.   Customer Gift Certificates
        2.   Marketing Messages

D.   BILLING INFORMATION SERVICES....................................... 75
        1.   General Description
        2.   Custom Reports
        3.   File Interrogation
        4.   Service Requirements
             a)   Proprietary Information
             b)   Limitations
             c)   Liability
             d)   Re-creates
             e)   End User Contacts and Inquiries
             f)   Application of Rates and Charges
        5.   Ordering Services
             a) Initial Service Order
             b) Changes
             c) Cancellations

E.   BILLING ANALYSIS/FRAUD SERVICE..................................... 81


                                      -68-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collectdon Services Operating Contract

MODULE III.   OPTIONAL MESSAGE BILLING SERVICES

PART A.   GENERAL DESCRIPTION

     A Message Billing Service Customa may order the services contained herein under the terms and conditions set forth in Module I., Gensal Provisions, which includes the applicable rates and charges, Module II., Bill Processing Service, and this Module.

     Module II., Bill Processing Service, contains details on all services and subjects that are standard to Bill Processing.

     This module contains services that are optdonal for the Customa. Some are ordered for the same states and time periods for which Bill Processing Service is ordered, others may be ordered on a case-by-case basis.

                                      -69-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE III. OPTIONAL MESSAGE BILLING SERVICES

PART B.  WITH INQUIRY

1.  GENERAL DISCUSSION

     With Inquiry, the Company's contact number will be printed on the End User's bill page. The Company will handle the following functions on behalf of the Customer, as set forth in (1) through (5) below, with the exception of specific toll claims and adjustments noted in (3). These functions will be performed in accordance with Company procedures.

     (1) The Company will serve as the End User's initial point of contact for the purposes of:

         .   obtaining the information/clarification on payment and billed amounts due the Company;
         .   making payment arrangements on amounts due; and
         .   obtaining credit or adjustments on charges billed.

     (2) The Company representative will receive and answer End User questions concerning the Customer's charges billed and the following types of inquiries:

         .   End User duplicate bill requests;
         .   payment arrangements
         .   balance due inquiries, except for any balance due before the
             Company began billing;
         .   call details;
         .   refusal to pay tax;
         .   disability services; and
         .   account profile updates.

     (3) The Company representative will apply the same procedures as it does to Company charges for handling the following types of End User toll claims and adjustments to Customer charges, with specific exceptions noted in the next path:

         o   call not complete;
         o   cut off;
         o   denies all
         o   knowledge;
         o   duplicate calls;
         o   fraud;

                                      -70-
                                   July 1993

                                   EXHIBIT A
                                    of the
               Billing and Collection Services Operating Contract

         .   incorrect timing;
         .   poor transmission;
         .   request for call details;
         .   request for
         .   re-bills within Company area;
         .   wrong number reached;
         .   and international calls,
         .   except Deny All Knowledge (DAK).

         The following specific claims/questions will not be handled by the Company, but will be referred to the Customer for handling:

         .   balances due before the Company billed;
         .   rate inforrnation;
         .   Customer promotions;
         .   Customer gift certificates;
         .   request for PINs or authorization codes;
         .   requesh for
         .   re-bills outside the Company area;
         .   request for direct billing by the Customer;
         .   recording problems; i.e., questions date, time, from number, etc.);
         .   questions regarding charges directly billed by the Customer;
         .   request for dialing instructions; and
         .   international call DAKs.

     (4) The Company will not become involved in disputes between a Customer and its End Users. See II.E.8. (Disputes) for Customer obligations.

2.   POST BILLING ADJUSTMENTS

    See "Post Billing Adjustments" II.D.3. (PAR) and II.E.2. (End User Account Management) for this subject.

3.   POST B1LIING MESSAGE INVESTIGATION SERVICES AND
       INVESTIGATION OF ALL CHARGES

    "With Inquiry", the services of Post Billing Message Investigation Service
                                    ------------------------------------------
and Investigation of Bill Charges are provided to the Customer as part of its
- ---------------------------------
Bill Processing Service Message-Billed Inquiry rate set forth in IJ.6. (Rates and Charges). These services will be provided for the same state area (s) and time period in which Bill Processing Service "With Inquiry" is ordered. See II.E.3. (End User Account Management) and II.F.3. and II.F.4. (Without Inquiry) for more information on these services.

                                      -71-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE III. OPTIONAL MESSAGE BILLING SERVICES

PART C.   END USER BILL SERVICES

1.   CUSTOMER GIFT CERTIFICATES

     The Customer agrees to immediately redeem all Customer gift certificates which the Company has accepted from its End Users for payment of Customer charges. If the Customer fails to redeem the gift certificates, the value of the unredeemed certificates will be deducted from the Customer's PARS.

     The Customer will make the gift certificates payable to both the End User and the Company.

     At least thirty (30) calendar days before the gift certificates will be published, the Customer and Company will jointly review the gift certificate's format, content, and image, and the process for redemption. The Customer will not publish the certificates until it has received written concurrence from the Company.

2.   MARKETING MESSAGES

     With Bill Processing Service, the Company provides two types of Customer-provided Marketing Message offerings:

     . a Standard Message which is printed on the last page of the Customer's End User bin pages; and

     .   a Separate Message which is printed on a Customer End User bill page.

     The Customer's request for dither type of marketing message will be made in writing. The Company will print a Customer-provided Marketing Message on the Customer's page of the End User's bin under the following terms and conditions.

     . The Marketing Message may contain promotional, informational or legally required communication from the Customer.

     . The Company will use standard print characteristics and spacing when printing the Customer's Marketing Message.

     . The products or services advertised will comply with requirements mutually agreed upon by both parties in writing. The Company reserves the right, within the time periods set forth herein, to reject any Marketing Message which, in the Company's opinion, does not conform to Company requirements. Before rejection of any Customer Marketing Message, the

                                      -72-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

         Company will notify the Customer of the reason for the rejection.

     . At least one (1) calendar month before the requested month for printing, the Customer will provide the Company with the proposed text and selection criteria as described in the paragraph below.

     . The following selection criteria is available for Standard and Separate Page Marketing Messages:
         -   * Accounts where the Customer is the Primary
               Interexchange Carrier (PIC);
         - * Accounts not PIC'd to the Customer but with Customer charges in the current bill month;
         -   Service Class (Business/Residence); and
         -   RAO.
         -   Selected Call Types;
         -   Amounts of Toll Usage.

           * For multi-line accounts the PIC for the Master Billing Number will be used.

         If an End User qualifies for more than one Marketing Message, the first Marketing Message requested for the given month will be printed.

     . The Company will use best efforts to notify the Customer of approval or requested revision(s) within five (5) business days after receipt of the Customer's request. A proof of the approved Marketing Message will be provided to the Customer within five (5) business days of text approval.

     . The Customer will notify the Company by no later than five (5) business days before the requested month for printing if they do not approve the Company's Marketing Message "proof". If notification is not received, the Company assumes that the Customer approves the text.

     . The Company will use best efforts to accommodate an accelerated time frame for acceptance of a Customer Marketing Message.

     .   When the acceleration time frame is for any type of Marketing
         Message, other than a regulatory agency mandate, or is for a revision to a submitted Marketing Message and the Company can accommodate, the Customer agrees to pay the Expedited Marketing Message Charge set forth
                                    ----------------------------------
         in IJ.6. (Rates and Charges). When the acceleration is due to a mandate by a regulatory agency on an exception basis and the Company can accommodate, the Expedited Marketing Message Charge set forth in IJ.6.
                          ----------------------------------
         (Rates and Charges) will not apply.

                                      -73-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

     . A Standard Marketing Message, at the rate set forth in I.J.6. (Rates and Charges), can be up to eight (8) lines long. Each line can have up to sixty (60) character spaces. If space is available on the last page of the Customer's End User bill pages in the messages section, a Standard Marketing Message will be printed. If the entire Standard message cannot be printed on this page, it will be printed in its entirety on the next page.

     . A Separate Page Message can be up to thirty-one (31) lines long. Each line can have up to sixty (60) character spaces. It will always be printed on a separate bill page at the rate set forth in IJ.6. (Rates and Charges).

     . All information submitted to the Company for the Customer's Marketing Message(s) is confidential to the Customer and will be treated by the Company in a manner consistent with the Non-Disclosure Agreement which is a part of this Contract.

     . When Marketing Messages are requested, the Customer agrees to purchase the following minimum number of messages per month.

         -   Standard Messages           3,000 per state
         -   Separate Page Messages      l,5OO per state

     . The Customer will be charged for all Marketing Messages after the service has been provided. The charges will be included in the Customer's B&C bill.

                                      -74-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE III.   OPTIONAL MESSAGE BILLING SERVICES

PART D.   BILLING INFORMATION SERVICES

1.   GENERAL DISCUSSION

     A Message Billing Service Customer may also order Billing Information Services under the terms and conditions set forth in Module I. (General Provisions), which includes the rates and charges for Billing Information Services in IJ.8., and this Part.

     Billing Information Services provide the Customer with Company End User message detail and/or account detail information from its record systems, billing files, and account data base.

     .   Message detail includes message-billed records in EMI format.
         --------------

     .   Account detail includes End User name, billing address and/or billing
         --------------
         parameters other than message detail.

     .   Information is any entry in the Company's records or data base.
         -----------

     The Company will provide the Customer such information dither via a Custom Report and/or File Interrogation on a per request basis. The information provided to the Customa will be limited exclusively to the Customer's End User services and to information not listed as confidential and proprietary to the Company.

2.   CUSTOM REPORTS

     Custom Reports may be a paper printout or a data file of mechanized EMI records. Mechanized EMI records will be provided to the Customer by either data transfer or data transmission.

     Examples of paper reports are:
     .   9399-E: Unbillable;
     .   3112: Uncollectible; and
     .   0826: Post Billing Adjustment.

     Examples of mechanized Custom Reports are:
     .   Unbillable EMI records;
     .   Uncollectible EMI Category 46 records; and
     .   Post Billing Adjustment EMI Category 45 records.

     For both paper and mechanized Custom Reports, the frequency of such reports will be mutually agreeable to both parties. The content and format will be determined by the Company.

                                      -75-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

     The Program Development rates and OBR charges as set forth in IJ.S. (Rates and Charges) apply for the hours required to design, develop, test and establish the necessary programs and data files to create and provide the reports. The recurnng rate(s) and charge(s) for processing and delivering each Custom Report will be determined on an ICB.

     Paper printouts and fiche will be sent to the Customer via first class U.S. Mail seneice. The Company will provide magnetic tapes without the return of previously supplied tapes and will send each tape to the Customer via an overnight courier service selected by the Company. At the option of the Customer, the Customer or its representative may pick up the paper printout, magnetic tape or fiche at a location designated by the Company.

3.   FILE INTERROGATION

     The Company will develop and provide the Customer End User information on an interrogation basis if:

     .   Company facilities are available;
     . The Company agrees to the specific information to be accessed as well as the methods and procedures;
     . The Customer's terminals used to interrogate the Company data bases and files are compatible with Company equipment and software;
     . The Customer furnishes the Company all information necessary for the Company to establish an interrogation program;
     .   The Customer adheres to Company computer security conditions;
     . The Customer and Company complete successful testing before sending live data;
     . The Customer furnishes the Company with an estimate of the number of requests per business day that the Company data bases and files will be asked to handle;
     . The Customer identifies the data processing terminals authorized to receive the information and the authorized Customer personnel who will be responsible for all terminal activities; and
     . The Company provides the format for interrogation of its data files, and for any paper printout, magnetic tape, fiche, or data transmission output from its files.

     The File Interrogation will be provided during normal Company business hours, and updated each bill day to reflect the available current End User information. The Customer will access this data file by furnishing the End User's telephone number. After the Company verifies the Customer's authorization, the Customer will receive the End User information.

                                      -76-
                                   July 1993

                                   EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

     The Customer agrees to pay the Company to design, develop, test and maintain the necessary retrieval and interrogation programs for the Customer's information order based on mutually agreeable specifications. The Program Development rates and OBR charges set forth in I.J.S. (Rates and Charges) apply.

4.   SERVICE REQUIREMENTS

     a)   Proprietary Information

          The information provided to the Customer will be limited exclusively to the Customer's End User services and to information not listed as confidential and proprietary to the Company or to the Customer.

          Company End User message detail and/or account detail which is confidential and proprietary due to legal, national security, End User, and/or other appropriate requirements will not be provided to the Customer. If the Customer requires this information in order to bill its services, it may secure written permission from the End User and provide this written permission to the Company for the Company to release its information.

     b)   Limitations

          The Customer will not publicize or represent to others that the Company jointly participates with the Customer in the development of its End User records, accounts, data bases or market data, records, files and data bases or other systems it assembles through the use of Billing Information Services.

     c)   Liability

          The Customer will indemnify and hold the Company harmless for any and all claims and damages arising from the Customer's failure to maintain confidentiality of any previously mentioned detail or information, or failure to use the information for strictly legitimate business purposes.

                                      -77-
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

          d) Re-creates

             If the Customer requests the Company to re-supply information, or a Custom Report(s) previously provided, and if such request arises from incorrect Customer specifications or errors, the Company will make every effort to re-create and supply. When the Company can re-supply, the Customer will pay the cost incurred by the Company to process and provide the information. These costs will be determined on an ICB.

         e)  End User Contacts and Inquiries
             The Customer will be responsible for all contacts and inquiries from its End Users concerning Billing Information Services.

         f)  Application of Rates and Changes

             Records, as defined in the Glossary of this Exhibit, are used to process the information, print the paper printout, data transfer, and/or data transmit the detail.

             For each service and type of output ordered, the Company will determine the number of records processed to prepare the output. The number of records processed will be determined using the number of records input to, or the number of records output from, the programs that process the information, print the paper output and load the magnetic tape or send the data file, whichever number of records is higher. The Company will use this total number to calculate the total charges for Billing Information Services to be billed the Customer.

             The specific per record, per report, per magnetic tape, per microfiche, and per data transmitted record rates and charges will be determined on an ICB. The application of the rates and charges will be as follows:

             o The per record rate applies per record entered on the Company's data file or magnetic tape;
             o The per report charge applies per report processed and sent to the Customer
             o   The per magnetic tape charge applies for each tape prepared;
             o   The per microfiche rate applies per fiche prepared;
             o The per data file charge may apply per data file re-created, independent of the delivery media selected.

                                    - 78 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract


5.   ORDERING SERVICES

     a)   Initial Service Order

          The Customer may order Billing Information Services by submitting an OBR as set forth in I.H. (Open Billing Requests) to the Company. The Customer will order one (1) service; i.e., Custom Report and/or File Interrogation per OBR and will provide within the initial correspondence of each OBR the following details:

          o   The specifications for the Custom Report or File Interrogation;

          o The specific states in the Company's operating territory where it wishes to receive service(s);

          o   How often the Customer wishes each service to be provided;

          o The authorized Customer personnel and address to receive the Billing Information Services output; and

          o   The requested implementation date.

          Upon acceptance of the Customer's Order for Billing Information Services, the Company will bill the Customer the Service Establishment Special Order Charge which will be determined on an ICB. The period of time needed to implement such service will also be determined on an ICB.

    b)    Changes

          The Customer may request changes to its pending initial service order by following the OBR procedures set forth in I.H. (Open Billing Requests) and the Company will make every reasonable effort to accommodate such request. The Customer will pay the cost incurred by the Company for the change. When necessary, the Customer will also grant the Company a new service effective date to accommodate such change.

    c)    Cancellations

          The Customer may cancel any pending Billing Information Services order on any date before the service date. The cancellation date is the date the Company receives written or verbal notice from the Customer that the Order is to be cancelled. If verbal cancellation is given, it must be followed by written confirmation within ten (10) calendar days. The service date for a Billing Information Services is the date the Company notifies the Customer that the Company is ready to provide Billing Information Services Custom Reports or receive interrogation requests.
                                    - 79 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

          When a Customer cancels an order for Billing Information Services after the order date but prior to the start of service, the following charges will apply:

          o The appropriate per hour rate will apply for all work performed at the ICB and/or tariff rate(s) up to the point of cancellation;
          o Any expense for equipment obtained for the service will apply where such equipment cannot be reused within six (6) months.

                                    - 80 -
                                   July 1993

                                    EXHIBIT A
                                     of the
               Billing and Collection Services Operating Contract

MODULE III.   OPTIONAL MESSAGE BILLING SERVICES

PART E.   BILLING ANALYSIS/FRAUD SERVICE

   As information to the Customer, the Customer may gain assistance from the Company in identifying and/or stopping toll billing evasion activities of the Customer's service(s) through the Company's Billing Analysis/Fraud Service, purchased under a separate Agreement. The Customer may purchase this service on an individual account basis per occurrence; i.e., fraud security cases. Once purchased, and at the request of the Customer in writing, the service can be initiated by the Company's MIC to investigate an unbillable message for unauthorized use.

   Evasion activities fall into two major categories: Network abuse, which involves deceiving the toll network in order to avoid billing; i.e., blue box fraud, and Message toll abuse, which generally is the fraudulent use of an authorization code or calling card. Billing Analysis/Fraud Service consists of the following three activities:

    o   Detection: The provision of equipment by the Company to identify and
        ---------
        collect information on Network abuse. Such equipment may be located on the Company's premise or attached to access lines.

    o   Investigation: The provision of services such as identifying a suspect
        -------------
        telephone number, collecting sufficient evidence to document the billing evasion activities, preparing an affidavit and prosecutive summary, assisting law enforcement officials, providing expert witness analysis and testimony, and reviewing a Customer's security program for effectiveness.

    o   Deterrence: Actions such as contacting and interviewing parties
        ----------
        identified in billing evasion activities, the recovery of devices or materials used in billing evasion activities (where legally permitted), and assistance in publicizing billing evasion deterrence.

                                    - 81 -
                                   July 1993

                                   ADDENDUM A
                             WITH VOLUME COMMITMENT
                                     of the
                Billing and Collection Service Operating Contract

    The rates and charges for Billing Processing Per Message and Per Bill and the terms applicable thereto are set forth in this Addendum A as an addition to I.J.6. (Rates and Charges), II,C. (Bill Processing Service; Customer Rated Messages) of Exhibit A:

I.J.6.A) RATES AND CHARGES - BILL PROCESSING SERVICE

1.   PER MESSAGE RATE - CALCULATION AND MANAGEMENT

     a)   Percent of Business

          (1) The appropriate Bill Processing Service Per Message rate for the message volumes committed to herein are determined by: 1) the number of interstate and intrastate message on the bill on which the message appears; and 2) by the percent of the Customer's total message volume which is billed by the Company as follows:

          Message Tiers                Percent of Customer's Business (Messages)
          -------------          ----------------------------------------------------
                                 Less than 50%      50-70%    70-90%    More than 90%
          1 - 10 msgs/bill                  x         x         x            x
          11 - 100 msgs/bill                x         x         x            x
          101 + msgs/bill                   x         x         x            x

          (2) The Customer will provide an annual estimate of the percent of its total message volume which will be billed by the Company during a Year. Said estimate will be provided within thirty (30) days of the execution of this Agreement and, thereafter, no later than thirty (30) days before the beginning of the next Year.

          (3) The percent of the Customer's total message volume which is billed by the Company, will be reported by the Customer to the Company. It will be calculated based on the Customer's total message volume which the Company has the capability of billing.

     The formula will be:

     Customer's Messages Billed By Company
     ---------------------------------------------------------------
     Total Customer Messages Which Company Has Capability of Billing

     b)   Message Volume Commitment

                                       1                              July 1993

        (1) The Customer's message volume commitment is stated as a separate commitment for each twelve (12) month period, commencing on the effective date of this Agreement (hereinafter "Year"), as follows:

MO/DAY/YR-     MO/DAY/YR-     MO/DAY/YR-     MO/DAY/YR-     MO/DAY/YR-
MO/DAY/YR      MO/DAY/YR      MO/DAY/YR      MO/DAY/YR      MO/DAY/YR
- ----------     ----------     ----------     ----------     ---------

    X              X              X              X              X

        (2) All volume commitments will be met based on messages actually billed.

        (3) Both interstate and intrastate messages will be counted for determining whether the Customer's volume message commitment has been met.

        (4) All message volumes which exceed the commitment level for that Year will be carried forward to the following Year.

        (5) If in any Year other than the final Year of the commitment the number of actual messages billed is less than five percent (5%) of the Customer's volume commitment set forth above, an additional payment will apply as follows:

            (message volume committment minus actual messages billed) X (the 11-100 message per bill rate at the appropriate percent of business)

            If the actual message billed in the final Year is less than the volume commitment for that Year, the same additional payment set forth above will apply.

        (6) If this Agreement or the Customers volume commitment is canceled prior to termination, the discount for the volume commitment will no longer apply. The Customer agrees to pay the then current (no volume commitment discount) rates for any subsequent message billing. Additionally, if this Agreement is canceled during the first two Years of the commitment, the Customer will pay a penalty equal to the interstate portion (based on the most recent three [3] months) of the second Year message volume commitment times the committed 11-100 message Per Bill rate at the appropriate percent of business. If the commitment is

                                   2                                  July 1993
              canceled after the second Year, all messages billed up to the cancellation of the commitment will be re-calculated at the non-discounted message rate. The difference between the original billed amount and the re-calculated (non-discounted) Per Message rate will then be charged to the Customer and the Customer agrees to pay such charges.

     c)   Audit Provisions

          (1) The Company will have the right to audit the Customer's records as set forth in (b) below to verify the percentage of message volume reported by the Customer. If such an audit determines that the percentage of message volume is different than that reported by the Customer and if such difference would result in a different rate to be charged per message according to the rates above, a true-up of all messages billed up to the date of the completion of the audit will be performed. Additionally, the current percentage of business as determined by the audit will be applied for the remainder of that Year. The Company retains the right to audit any subsequent Year's records.

          (2) Upon written notice by the Company to the Customer, the Company will have the right, through its authorized representative, to examine and audit, during normal business hours and at reasonable intervals, all such records and accounts as may under recognized accounting practices contain information bearing upon the percent of the Customer's total message volume which is billed by the Company. Adjustment will be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit nor the right to receive such adjustment will be affected by any statement to the contrary, appearing on checks or otherwise, unless such statement expressly waiving such right appears in a letter signed by the authorized representative of the party having such right and delivered to the other party.


              Any information received or reviewed by the Company or its authorized representative during the audit is to be considered confidential and not to be distributed, provided or disclosed in any form to anyone not involved in the audit, nor is such information to be used for any other purpose.

                                       3                              July 1993

                                        Confidential Treatment Requested. The
                                        redacted materia has been separately
                                        filed with the Commission.



2.   PER BILL RATE AND POSTAGE ESCALATOR

          The Bill Processing Service Per Bill rate will be (*).

          a) In the event of a postage increase for carner pre-sorted first class mail up to one (1) ounce, the interstate Bin Posing Dice Per Bin rate will be increased by an amount equal to (*) of the postage increase, effective as of the effective date of such postage increase. The Company will provide the Customer with written notice of any increase in this bin rendering rate and the effective date of such increase. The increased bill rendering rate may be applied rectoactively as of the effective date of the postage increase.

          b) In the event the Customer acquires a camer which has a.billing and collections agreement with the Company which includes a volume commitment, the acquired carrier's volume commitment will be in addition to the Customer's commitment hereunder. If the Customer acquires a carrier which has a billing and collections agreement with the Company which does not include a volume commitment, the message for the acquired carrier will not count toward satisfying the Custmer's volume commitment for the remainder of that Year or for the following Year. Thusj for each month of the remainder of the Year in which the camer is acquired, and for each month of the next subsequent Year, the Customer and the Company agree that the number of messaga equal to the acquired carrier's average monthly messages (based on the preceding twdve months) billed by Company will not count toward the Customer's volume commitment.

                    Confidential Treatment Requested.  The redacted
                       material has been separately filed with the
                                       Commission.

                                   ADDENDUM A
                                     of the
                Billing and Collection Service Operating Contract

    The rates and charges for Bill Processing Per Message and Per Bill, and the terms applicable thereto, are set forth in this Addendum A as an addition to IJ.6. (Rates and Charges) and II.C. (Bill Processing Service).

 IJ.7.   Rates and Charges - Bill Processing Service

         a)   Per Message Rate - Calculation and Management

              .   Percent of Business
                       The appropriate Bill Passing Service Per Message Rate
                       is determined by:
                       1) The number of interstate and intrastate messages on the bill on which the message appears;
                       2) by the percent of the Customer's total message volume which is bill by the Company; and
                       3) by the total number of messages bilk by the Company on behalf of the Customer during each twelve (12) month period beginning with the effective date of this Agreement (hereinafter "Year") as follows:

    Annual Message                 Percent of Business (Messages)
    Volume                        (*)          (*)        (*)        (*)
    ------                        ----        ------     ------      ----
    [S]                       [C]         [C]        [C]         [C]
    (*) msgs/bill
    --------------
         (*)                    $  (*)        $  (*)     $  (*)    $  (*)
         (*)                       (*)           (*)        (*)       (*)
         (*)                       (*)           (*)        (*)       (*)
         (*)                       (*)           (*)        (*)       (*)

    (*) msgs/bill
    ----------------
         (*)                       (*)           (*)        (*)       (*)
         (*)                       (*)           (*)        (*)       (*)
         (*)                       (*)           (*)        (*)       (*)

    (*) msgs/bill
    --------------
         (*)                       (*)           (*)        (*)       (*)
         (*)                       (*)           (*)        (*)       (*)
                                       1                               July 1993

                        - The Customer will provide an annual estimate of the percent of the Customer's total message volume which will be billed by the Company during a Year. Said estimate will be provided within thirty (30) calendar days of the execution of this Agreement and, thereafter, no later than thirty (30) calendar days prior to the beginning of the next Year.

                       - The percent of the Customer's total message volume which is billed by the Company will be reponed by the Customer to the Company. It will be calculated based on the Customer's total message volume which the Company has the capability of billing.

                            The  formula will be:

                            Customer's Messages Billed By Company
                            --------------------------------------
                            Total Customer Messages Which Company Has Capability of Billing

               .   Message Volume E stimate

                       - The Customer will provide an estimate of the number of combined messages which will be billed by the Company for each Year. Said estimate will be provided within thirty (30) calendar days of the execution of this Agreement and, thereafter, no later than thirty (30) calendar days prior to the beginning of the next Year.

                       - Both interstate and intrastate messages will be counted for determining whether the Customer's volume message estimate has been met. Refer to II.I. for details.

             .   Audit Provisions

                       - The Company will have the right to audit the Customer's records-as set forth in the next paragraph-to verify the percentage of message volume reported by the Customer. If such an audit determines that the percentage of message volume is different than that reported by the Customer, and if such difference would result in a different rate to

                                       2                               July 1993

                            Confidential Treatment Requested. The redacted material has been separately filed with the Commission.

                            be charged per message according to the rates above, a true-up of all messages billed up to the date of the completion of the audit will be performed. Additionally, the current percentage of business, as determined by the audit, will be applied for the remainder of that Year. The Company retains the right to audit any subsequent Year's records.

                       - Upon written notice by the Company to the Customer, the Company will have the right, through its authorized representative, to examine and audit, during normal business hours and at reasonable intervals, all such records and accounts as may, under recognized accounting practices, contain information bearing upon the percent of Customer's total message volume which is billed by the Company. Adjustment will be made by the proper party to compensate for any errors or omissions disclosed by such examination or audit. Neither such right to examine and audit, nor the right to receive such adjustment,will be affected by any statement to the contrary, appearing on checks or otherwise, unless such statement expressly waives such right. This statement must appear in a letter signed by the authorized representative of the party having such right and must be delivered to the other party.

                            Any information received or reviewed by the Company or its authorized representative during the audit is to be considered confidential and not to be distributed, provided or disclosed in any form to anyone not involved in the audit, nor is such information to be used for any other purpose.

         b)   Per Bill Rate and Postage Escalator

              The Bill Processing Service Per Bill rate will be (*).

                       - In the event of a postage increase for carrier pre sorted first class mail up to one (1) ounce, the interstate Bill Processing Service Per Bill rate will be increased by an amount equal to (*) of the postage increase, effective as of the effective date of such postage increase. The Company will provide the Customa with written notice of any increase in the bill rendering rate and the effective

                                       3                               July 1993
                            date of such increase. The increased bill rendering rate may be applied retroactively as of the effective date of the postage increase.

                                       4                               July 1993